SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15 (D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




       Date of Report (Date of earliest event reported): February 13, 2002




                            IMPERIAL PETROLEUM, INC.

             (Exact name of registrant as specified in its charter)




     NEVADA                    0-9923                           95-338601
(State or other          (Commission File No.)              (I.R.S. Employer
jurisdiction of                                             Identification No.)
incorporation)




11600 GERMAN PINES DRIVE, EVANSVILLE, IN                            47725
(Address of principal executive offices)                          (Zip Code)




Registrant's telephone number, including area code:           (812) - 867-1433




              100 NW SECOND STREET, SUITE 312, EVANSVILLE, IN 47725 (Former name or former address, if changed since last report.)

ITEM 1. Changes in Control:

None.

ITEM 2. Acquisition or Disposition of Assets:

Registrant entered into and closed the acquisition of 29,484,572 shares of the common stock of Warrior Resources, Inc. (formerly Comanche Energy, Inc.), representing approximately 30.8% of the issued and outstanding shares of Warrior on February 13, 2002 in connection with an Exchange Agreement (See "Exchange Agreement" included herein) between Registrant and the management of Warrior, Messers. Luther Henderson and John Bailey. In connection with the Exchange Agreement, Registrant issued 2,266,457 shares of its restricted common stock to Mr. Henderson, representing 12.9 % of the issued and outstanding shares of Registrant in exchange for 22,664,572 shares of the common stock of Warrior and 682,000 shares of its restricted common stock to Mr. John Bailey, representing
3.9 % of the issued and outstanding shares of Registrant in exchange for 6,820,000 shares of the common stock of Warrior. Mr. Bailey and Mr. Henderson resigned as officers and directors of Warrior and Mr. Jeffrey Wilson, president of Registrant, was appointed president and sole director of Warrior. Simultaneously with the closing of the Exchange Agreement with Messrs. Henderson and Bailey and the change of control of Warrior, Registrant entered into an Agreement and Plan of Merger (See "Agreement and Plan of Merger" included herein), subject to certain conditions, to offer to acquire the remaining issued and outstanding capital stock of Warrior through a subsequent offering to be registered with the Securities & Exchange Commission. The terms of the proposed exchange of shares with the remaining shareholders of Warrior is on the basis of one share of Imperial common stock in exchange for ten shares of Warrior common stock. Completion of the Agreement and Plan of Merger is subject to a number of conditions, including the completion of audited financials for Warrior, approval of the Warrior stockholders, the filing and effectiveness of a registration statement by Registrant for the shares to be offered, the satisfactory completion of due diligence and other customary closing conditions..


ITEM 7.   Financial Statements and Exhibits:

The Company is preparing the necessary financial statements in U.S GAAP format to accurately reflect the transactions described above, however, the required financial statements are not completed at this time. The Company intends to file the required financial statements under cover of Form 8 not later than 60 days after the date this Current Report on Form 8-K is filed. Pending such filing, the Company is filing the following financial statements:

     (a.) Selected financial data for Warrior for each of the prior five years. (b.) Unaudited financial statements for Warrior as of August 31, 2001. (c.) Audited financial statements of Warrior as of August 31, 2000.

It is impractical for the Company to provide the pro forma financial statements required with the initial filing of this Form 8-K. The Company is preparing these statements in US GAAP form and intends to file the required statements under cover of Form 8 not later than 60 days after the filing of this Current Report on Form 8-K.

                                         SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Imperial Petroleum, Inc.



By: ___________________

Jeffrey T. Wilson
President




Dated:  February 28, 2002

                             Selected Financial Data



                       Year Ended  August 31  August 31  Year Ended  December 31
                         2001        2000         1999*       1998        1997


Operating Revenue      $2,806,278 $2,462,200    $680,071    690,950     531,082

Income (loss)           (172,876)   113,536   (1,122,832)  (490,334)   (309,253)
continuing operations

Net Income(loss)       (2,307,641)  175,834   (1,122,832)  (490,334)   (309,253)

Net Income(loss)          (0.024)     0.003       (0.02)      (0.03)      (0.02)
per share

Total Assets         36,968,982  22,733,401  19,175,307  3,819,652    3,540,805
Long-term debt        4,440,603   4,121,592   2,383,066  1,388,592    1,377,604
Shareholder's        30,593,948  16,867,810  15,577,307  2,009,574    1,653,969
Equity


*Eight months ended August 31, 1999

No dividends were declared during the periods presented.

                             WARRIOR RESOURCES, INC.
                        CONSOLIDATED FINANCIAL STATEMENTS
                                 AS OF 8/31/2001

                                    UNAUDITED

                                                         8/31/01
        Assets
          Current Assets
          Cash                                         ($37,297)
          A/R                                            113,931
          Trade
          A/R Related                                    447,072
          Party
          A/R McComb Field                                74,373
          Prepaid Items                                   11,315
          Total Current                                  609,396
          Assets

          Property, Plant and
          Equipment
          Oil & Gas                                    34,975,118
          Properties
          Acquisition in Progress                        191,026
          Gas Gathering Systems & Pipeline             1,267,001
          Drilling Rigs                                  175,335
          Gas Liquid                                     396,084
          Plants
          Accrued Oil                                    458,766
          Sales
          Compressors                                     88,000
          Leasehold Improvements                          29,731
          Less Accum Depr, Depl &                      ($1,413,693)
          Amort

          Net Property Plant and Equipment             36,167,370


          Other Assets
          Notes Receivable-Non                           104,726
          current
          Deferred Loan Cost -                            24,958
          Foremost
          Deffered Loan Cost - BOK                        31,594
          Investment in Energytec                         20,580
          Deposits                                        10,358
          Total Other                                    192,216
          Assets


          Total Assets                                 $36,968,982

                             WARRIOR RESOURCES, INC.
                        CONSOLIDATED FINANCIAL STATEMENTS
                              AS OF AUGUST 31, 2001

                                   (UNAUDITED)


                                                       8/31/01
Liabilities
Current
Liabilities
A/P - Trade                                           $729,768
A/P - Related                                          325,307
Party
Clearing Accounts                                      (87,744)
Revenue Payable                                        567,074
Accrued Salary/ Tax                                      5,406
Payable
Notes Payable- Current Maturities                      252,694
Notes Payable- Current                                 141,925
Maturities-Shareholder
Total Current Liabilities                            1,934,430

Long Term
Liabilities
Notes Payable - Put                                    177,236
Agreements
Note Payable - Bank Of Oklahoma                      4,263,367
Total Long Term                                      4,440,603
Liabilities

Stockholder's
Equity
Common Stock                                        36,604,254
Treasury Stock                                        (391,014)
Retained Earnings(Deficit)                          (5,619,292)

Total Shareholder's Equity                          30,593,948

Total Liabilities and                              $36,968,981
Equity

                             WARRIOR RESOURCES, INC.
                          CONSOLIDATED INCOME STATEMENT
                              As Of August 31, 2001


                                    Unaudited



                                           12 Months
Revenue
Oil & Gas Revenue                           $2,465,682
Other Income                                   340,596
Total Revenue                               $2,806,278

Expenses
Oil & Gas
Expenses
          Lease Operating                      853,892
          Production Tax                       188,815
Depreciation, Depletion &                      351,906
Amortization
Impairment of Long Lived                           650
Assets
Interest                                       416,494
Bad Debt                                        12,099
General & Administrative                     1,155,298
Total Expenses                              $2,979,154

Income(Loss) from                           ($172,876)
Operations

Gain(Loss) From Disposition of             ($2,134,765)
Assets

Net Income                                 ($2,307,641)

COMANCHE ENERGY, INC.


                          Independent Auditors' Report
                      and Consolidated Financial Statements


                                 August 31, 2000

                                TABLE OF CONTENTS


--------------------------------------------------------------------------------


                                                                            PAGE
INDEPENDENT AUDITORS' REPORT                                                 1

CONSOLIDATED FINANCIAL STATEMENTS
  Balance Sheet                                                              2
  Statement of Loss                                                          4
  Statement of Changes in Shareholders' Equity                               5
  Statement of Cash Flows                                                    6
  Notes to Consolidated Financial Statements                                 8
  Supplemental Information                                                  18
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Hutton, Patterson & Company
A Professional Corporation
Certified Public Accountants





                          INDEPENDENT AUDITORS' REPORT

--------------------------------------------------------------------------------

To the Board of Directors and Shareholders
Comanche Energy, Inc.


We have audited the accompanying consolidated balance sheet of Comanche Energy, Inc. (a Utah corporation) as of August 31, 2000, and the related consolidated statements of loss, changes in shareholders' equity, and cash flows for the eight months then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Comanche Energy, Inc. as of August 31, 2000, and the consolidated results of its operations and cash flows for the eight months then ended, in conformity with generally accepted accounting principles.






December 5, 2000
Dallas, Texas

                              COMANCHE ENERGY, INC.
                           Consolidated Balance Sheet
                                 August 31, 2000


                                     ASSETS


CURRENT ASSETS

      Cash                                                  146,563
      Accounts receivable, trade                            326,003
      Accounts receivable, related party                    144,077
      Revenue receivable                                    541,837
      Notes receivable, current portion                     102,500
      Employee advances                                       1,155
      Prepaid insurance                                       7,529
      Inventory                                               1,221
                                                       ------------
            TOTAL CURRENT ASSETS                          1,270,815


PROPERTY AND EQUIPMENT

      Oil and gas properties (successful efforts)        20,517,034
      Gas gathering systems and pipelines                 1,267,001
      Gas liquids plants                                    396,084
      Compressors                                            88,000
      Land                                                    6,210
      Leasehold improvements                                  8,611
      Automobiles                                            56,394
      Office equipment                                       17,844
                                                         22,357,178
      Less accumulated depreciation,
        Depletion and amortization                        1,167,125

            NET PROPERTY AND EQUIPMENT                   21,190,053

OTHER ASSETS

      Notes receivable, long-term,
        net of current portion                              104,726
      Notes receivable, long-term, related party             66,022
      Investment, at cost                                    20,580
      Loan acquisition costs, net of accumulated
        Amortization of $ 75,046                             73,339
      Deposits                                                7,866
      Deferred tax assets, net of allowance of $937,620           -

            TOTAL OTHER ASSETS                              272,533

                                                        $22,733,401

                              COMANCHE ENERGY, INC.
            Consolidated Statement of Changes in Shareholders' Equity
                       For the Year Ended August 31, 2000


                                          Common Stock        Subscribed       Treasury Stock
                                    -----------------------   ----------     ----------------       Retained
                                       Shares      Value        Stock        Shares      Cost       Deficit         TOTAL


BALANCE, September 1, 1999          58,452,007   18,993,307     6,458             -         -       $(3,422,698)    15,577,067

Common stock issued for cash           552,561      197,424         -             -         -                 -        197,424
Common stock issued for assets       2,612,910      903,519         -             -         -                 -        903,519
Common stock issued for settlement
  of account payable                   112,429       39,349         -             -         -                 -         39,349
Common stock issued for settlement
  of related party payable             897,517      314,131         -             -         -                 -        314,131
Common stock issued for retirement
  of debt                              168,056       51,500         -             -         -                 -         51,500
Subscribed stock exchanged for
  common stock                          14,350        6,458    (6,458)            -         -                 -              -
Acquisition of treasury stock                -            -         -       633,221  (391,014)                -       (391,014)
Net income                                   -            -         -             -         -           175,834        175,834

BALANCE, August 31, 2000            62,809,830   20,505,688         -       633,221  (391,014)       (3,246,864)    16,867,810


                        The accompanying cotes are an integral part
                        Of these consolidated financial statements.

                              COMANCHE ENERGY, INC.
                       Consolidated Statement of Cash Flow
                       For the Year Ended August 31, 2000



CASH FLOW FROM OPERATING ACTIVITIES

Net Income                                                  175,834
Adjustments to reconcile net income to net cash provided
  By operating activities

Depreciation, depletion, and amortization                   575,026
Bad debt expense                                              8,408
Gain on disposition of assets                               (62,298)
Changes in assets and liabilities
  Increase in accounts receivable, trade                   (129,289)
  Increase in accounts receivable, related party            (94,007)
  Increase in revenue receivable                           (347,268)
  Increase in employee advances                              (1,155)
  Increase in prepaid insurance                              (3,685)
  Increase in inventory                                      (1,221)
  Increase in deposits                                         (616)
  Increase in accounts payable, trade                       292,947
  Decrease in accounts payable, related parties            (224,856)
  Increase in revenue payable                               359,267
  Decrease in accrued interest                               (7,840)
  Increase in accrued expenses                                5,292
                                                         -----------
NET CASH FLOWS PROVIDED BY OPERATING ACTIVITIES             544,539

CASH FLOWS FROM INVESTING ACTIVITIES

Purchases of property and equipment                      (2,423,471)
Acquisition of investments                                   (7,516)
Proceeds received from sale of assets                        63,750
Payments for loan acquisition costs                         (13,000)
Principal advances on notes receivable                     (102,500)
Principal received on notes receivable                       35,000
Principal received on notes receivable, related party         2,036
                                                         -----------
NET CASH FLOWS USED IN INVESTING ACTIVITIES              (2,445,701)

                              COMANCHE ENERGY, INC.
                Consolidated Statement of Cash Flows (continued)
                       For the Year Ended August 31, 2000



CASH FLOWS FROM FINANCING ACTIVITIES

Proceeds from borrowings, notes payable                                 38,810
Proceeds from borrowings, Bank of Oklahoma                           3,778,367
Payments on notes payable                                           (1,809,360)
Payments on capital lease payable                                      (21,578)
Proceeds provided from sale of common stock                            197,424
Payments for treasury stock                                           (142,797)
                                                                    -----------
NET CASH FLOWS PROVIDED BY FINANCING ACTIVITIES                     (2,040,866)


NET INCREASE IN CASH                                                   139,704

CASH, BEGINNING                                                          6,859
                                                                    ----------
CASH, ENDING                                                           146,563


SUPPLEMENTAL DISCLOSURE OF CASH FLOWS


Cash paid for interest                                                 391,064

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING ACTIVITIES

Common stock issued for acquisition of assets                          903,519

Common stock issued for retirement of debt                              51,500

Common stock issued for settlement of account payable                   39,349

Common stock issued for settlement of related party payable            314,131

Investment received through assumption of payable                       13,064

Treasury stock received through assumption of payable                  248,217

Related party note received on disposition of property                  68,058


                   The accompanying notes are an integral part
                   Of these consolidated financial statements

                              COMANCHE ENERGY, INC.
                   Notes to Consolidated Financial Statements

--------------------------------------------------------------------------------


NOTE A -  SIGNIFICANT ACCOUNTING POLICIES

          Organization

          Comanche  Energy,  Inc.  (the  Company),   a  Utah  corporation,   was
          incorporated in January 1980, as Quest Resources. Effective January 25, 1995, the Company changed its name to Comanche Energy, Inc.

          Effective June 1, 1999, the Company acquired all of the outstanding stock of Double Eagle Petroleum Corporation (Double Eagle). The Company issued shares of its unregistered common stock for a 100% interest in Double Eagle. The business combination was accounted for as a purchase, with the Company designated as the purchasing entity.



          Business Activity

          The Company is principally engaged in the production of oil and gas. The Company owns working interests and overriding royalty interest in oil and gas properties located in the southern midcontinent region, which includes Texas, Louisiana, and Oklahoma. The Company acts as operator of the oil wells on two leases which constitute the bulk of its working interests. The Company also devotes its efforts to the purchase, transportation, and sale of natural gas produced by wells located along its gas gathering systems and pipeline in Oklahoma (Comanche Gas System, Nellie Gas System, and Cotton Gas System).



         Estimates and Assumptions

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Principles of Consolidation

          The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Double Eagle. All significant intercompany accounts and transactions have been eliminated in consolidation.


                                  (Continued)

         Revenue Recognition

          The Company recognizes revenue associated with sales of crude oil and natural gas. Such revenue is recorded when title passes to the customer. Revenue from the production of properties in which the Company has an interest with other producers are recognized on the basis of the Company's net working interest. Revenue receivable represents 8/8ths of the interest in the production from the properties. Revenue payable represents the portion of the 8/9ths interest due to royalty and other working interest parties.

          Inventory
          ---------
          Inventory is stated at its costs.

          Allowance for Doubtful accounts
          -------------------------------
          Due to the nature of the industry, the Company does not currently carry a balance in allowance for doubtful accounts. Bad debt expense for the year ended August 31, 2000, was $8,408.

          Cash and Cash Equivalents
          -------------------------
          The Company considers certificate of deposits and other investments with maturities of less than three months to be cash equivalents. The Company currently holds no cash equivalents.

          Earnings Per Share
          ------------------
          Basic earnings per share was calculated by dividing net income applicable to common stock by the weighted average number of common shares outstanding during the year ended August 31, 2000. Outstanding options to purchase approximately 3,243,308 shares at an average exercise price of $0.70 were excluded from the diluted EPS calculation because the exercise price was greater that the average market price of the Company's common stock for the year ended August 31, 2000.



                                  (Continued)

          Oil and Gas Properties
          ----------------------
          The Company follows the successful efforts method of accounting for its oil and gas producing activities. Under the successful efforts method, the Company capitalizes all oil and gas leasehold acquisition costs. For unproved properties, leasehold impairment is recognized based upon an individual property assessment and exploration experience. Upon discovery of commercial reserves, such leasehold costs are transferred to proved properties.

          Geological and geophysical expenses, production costs, and overhead are charged against income as incurred. Exploratory drilling costs are capitalized when incurred. If exploratory wells are determined to be unsuccessful (dry holes), applicable costs are expensed. Costs incurred to drill and equip developmental wells, including unsuccessful development wells, are capitalized.

          Expenditures related to extensive well workover projects are capitalized upon determining that the workover resulted in significantly increased proved reserves. All other workover costs are expensed as incurred. These costs include those for deepening existing producing wells within the same producing formation when such operations are conducted for the purpose of restoring efficient operating conditions as well as other repairs, reconditioning, or reworking costs of wells already drilled and operating.

          Depreciation, depletion, and amortization of the cost of proved producing oil and gas properties, including wells and related equipment and facilities, are determined by the units-of-production method based on quantities produced as a percent of estimated proved recoverable reserves. Depreciation of the automobile and gas gathering systems are provided for by the straight-line method over estimated useful lives ranging from 5 to 15 years. Depreciation, depletion, and amortization for the year ended August 31, 2000, was $550,716.

          When complete units of depreciable property are retired or sold, the asset cost and related accumulated depreciation and depletion are eliminated with any gain or loss reflected in income.


                                  (Continued)

          Impairment of Long-Lived Assets
          -------------------------------
          The Company accounts for its long-lived assets under the provisions of SFAS No. 121 which requires the Company to review its long-lived assets to determine if the carrying amounts of its long-lived are recoverable. The Company reviews its oil and gas properties for impairment whenever events or changes in circumstances indicate that the carrying amounts may not be recoverable. The Company uses the future undiscounted cash flows from each oil and gas property to evaluate the future undiscounted cash flows form each oil and gas property to evaluate the future recoverability of the property's carrying amount. If the carrying amount is not recoverable, an impairment loss is recognized. Impairments for the year ended August 31, 2000, were $8,519.

          Loan Acquisition Costs
          ----------------------
          The loan acquisition costs are related to a revolving line of credit loans obtained through various individuals and shareholders. Total loan acquisition cost as of August 31, 2000, was $148,385. The cost is being amortized from 36 to 60 months based on the remaining life of the loan. Amortization of the loan acquisition cost for the eight months ended August 31, 2000, was $24,310.

          Federal Income Taxes
          --------------------
          The Company accounts for federal income taxes under the provisions of SFAS No. 109 which requires the recognition of deferred tax assets and liabilities for the future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax basis. In addition, the recognition of future tax benefits, such as net operating loss carryforwards, are required to the extent that realization of such benefits are more likely.


NOTE B - NOTES PAYABLE

               Notes payable consisted of the following at August 31, 2000:

               Note payable, Imperial Petroleum, Inc., interest
               will begin to accrue and principal and interest
               payments will be determined  in the fourth year
               of the note, with payment in full due September 1,
               2006                                                      161,200

               Notes payable to various shareholders, interest
               due quarterly at 12%, with principal due in full
               at various maturity dates through 2001, unsecured          52,600


                                  (Continued)

               Notes  payable  to  various  individuals,  interest
               due  quarterly at 12%,  with  principal due in full
               at various maturity dates through 2001, unsecured         140,825

               Notes payable to various individuals, quarterly
               payments ranging from $4,423 to $22,722 including
               interest ranging from 8% to 16%, maturing at
               various dates through 2001, secured by various oil
               and gas properties                                        173,878

               Notes payable, bank, monthly payments of $733,
               including interest of 8.24%, maturing October 5,
               2004, secured by automobile                                32,514
                                                                         -------
                                                                         561,017
               Less current maturities                                   343,325
                                                                       ---------
                                                                        $217,692

          Aggregate maturities on long-term debt for the next five years are as follows:


                    2001                                 343,325
                    2002                                  38,202
                    2003                                   8,038
                    2004                                   8,727
                    2005                                   1,525
              Thereafter                                 161,200
                                                    ------------
                             Total                    $  561,017
                                                      ==========

          At August 31, 1999, the Company entered into a credit agreement with the Bank of Oklahoma providing for a borrowing base of $3,800,000 with monthly interest payments at prime plus one percent, secured by certain Oil and gas properties and other assets of the Company. Subsequent to year end, the Bank of Oklahoma increased the Company's borrowing base to $4,300,ooo. Final maturity of this credit agreement is September 2, 2001. At August 31, 2000, the Company owed $3,778,367 to the Bank of Oklahoma under this credit agreement.


                                  (Continued)

NOTE C - LEASES PAYABLE

          During the eight months ended August 31, 1999, the Company acquired compressors totaling $73,000, which were financed through a capital lease. Future minimum rental payments under this capital lease are as follows for the years ended August 31:

                           2001                        34,566
                           2002                        14,403
                                                    ---------
          Total minimum lease payments                 48,969
          Amount representing interest                 (7,924)
                                                    ----------
          Present value of future lease
             payments                                  41,044
          Less current portion                        (27,482)
                                                    ----------
                                                    $  13,563

NOTE D - RELATED PARTY TRANSACTIONS


          The Company has entered into several agreements with related parties involving its operations as follows:

          Frank W Cole, a shareholder and director of the Company, formerly operated the Company's Texas oil and gas properties. During this operation, Frank W Cole incurred expenses on behalf of the Company amounting to $314,131. During the year ended August 31, 2000, the Company issued 897,517 shares of its restricted common stock in payment of this liability. During the current year, Frank W Cole received advances from the Company totalinbg $38,823. At August 31, 2000, the Company had an account receivable balance from Frank W Cole of $38,823. Subsequent to year end, the Company received 110,922 shares of its common stock in settlement of this receivable.

          Forrest Germany, shareholder of the Company, received advances from the Company during the current year. At August 31, 2000, the Company had an account receivable balance from Forrest Germany in the amount of $105,184.

          M. L. Johnson, a shareholder of the Company, owns Crown Petroleum, an Oklahoma partnership. Crown Petroleum is the operator for the Company's Oklahoma oil and gas properties. Crown Petroleum pays the direct operating expenses and acquisition costs of the gas systems and in turn submits invoices to the Company for reimbursement. At August 31, 1999, the Company had an account payable balance to Crown Petroleum of $23,357.


                                  (Continued)

          During the current year, the Company entered in to an agreement to sell to Crown Petroleum certain of the Company's oil and gas properties for a production payment totaling $100,000. The production payment note was designed to be a non-interest bearing note to be paid from the net oil and gas revenues from these properties. However, it is necessary to impute a market rate of interest on this non-interest bearing note in order to treat this transaction as an arms length transaction. A total of $31,942 of interest was imputed over the life of this note reducing the principal portion of this note to $68,058. Due to the uncertainty of current production from these properties, the note receivable is classified as long term. At August 31, 2000, the Company had a note receivable balance from Crown Petroleum in the amount of $66,022.

          During the current year, the Company entered into an agreement with certain shareholders, at each shareholder's discretion, to repurchase a total of 663,221 of the Company's common stock for $411,594. The repurchase agreement stated that the Company would repurchase these shares at $.65 per share if the Company's stock did not maintain an average bid price of $.65 per share for the ten days prior to May 1, 2000. Included in the repurchase agreement were 663,221 shares of Energytec.com, Inc., common stock were received by the Company. Prior to August 31, 2000, all of the affected shareholders had exercised their option for the Company to repurchase their shares. The Company allocated $391,014 of the total repurchase price to the Company's repurchase common stock and $20,580 to the repurchase stock of Energytec.com,Inc. The allocation was based upon the percentage of the Company's assets which were disposed of during the prior year spin-off. At August 31, 2000, the requirements had not been met.

          The Company has entered into a consulting agreement with one of the shareholders which provides for a payment of $30,000 each year for two years beginning at the time the Company achieves cash flow requirements set by the Board of Directors. As of August 31, 2000, these requirements had not been met.


NOTE E -  INVESTMENTS

          The investment represents 663,221 shares of the outstanding common stock of Energytec.com, Inc. These investments are stated at cost, which approximates the fair market value and book value as of August 31, 2000.

                                  (Continued)

NOTE F - INCOME TAXES

          Due to operating losses, the Company currently has no liability for state or federal income taxes. The Company has no significant temporary differences between financial statement carrying amounts and their respective tax basis resulting in deferred taxes. At August 31, 1999, the Company had net operating losses available to be carried forward totaling $2,936,146. During the year ended August 31, 2000, the Company utilized $178,441 of these net operating losses leaving aggregate net operating loss carryforward of $2,757,705 at August 31, 2000. The majority of these net operating loss carryforwards will begin to expire in 2011.

          The Company has a deferred tax asset related to the net operating loss carryforwards. Management has elected to provide a valuation allowance against the entire deferred tax asset.

          Deferred tax asset                       $937,620
          Valuation allowance                      (937,620)
          NET deferred tax asset                   $      -

          The valuation activity for the eyar ended August 31, 2000, consisted of the following:

          Balance, beginning of year               $998,289
          Utilization of net operating loss         (60,669)
          Balance, end of year                     $937,620


NOTE F - COMMITMENTS AND CONTINGENCIES

          The exploration, development, and production of oil and gas is subject to various federal and state laws and regulations to protect the environment. Various state and governmental agencies are considering or have adopted laws and regulations regarding environmental control which could adversely affect the business of the Company. Compliance with such legislation and regulations, together with penalties resulting from noncompliance therewith, will increase the cost of oil and gas development and production. Some of these costs may ultimately be borne by the Company.

                                  (Continued)

          On January 1, 1999, Double Eagle, the Subsidiary located in Tulsa, Oklahoma, entered into an operating lease for office space. The agreement provided for monthly rentals of $1,560 through December 31, 2000. On July 19, 1999, the Company increased the square footage of the offices in Tulsa and the lease agreement was revised. Under the new agreement, monthly rentals increased to $2,560 per month beginning September 1, 1999, through January 31, 2002. During the current year the Company entered into an operating lease for additional office space located in Weatherford, Texas. This agreement provides for monthly rentals of $1,000 through August 31, 2002. The Company expects to renew both leases in the normal course of business. Rental expense totaled $34,220 for the year ended August 31, 2000.

          Future minimum lease payments under these agreements are as follows for the years ending August 31:

                                         2001                       $42,720
                                         2002                        24,800
                                                                    -------
                                                                     67,520

          During the prior years, the Company has issued stock warrants to certain individuals and companies who advanced the Company money or purchased the Company's common stock. The exercise prices of these warrants range from $.50 to $1.00. These warrants expire on various dates through February 2002. At August 31, 2000, the Company had 3,243,308 warrants outstanding.


NOTE H - ASSET DISPOSITIONS

          During the year ended August 31, 2000, the Company entered into various agreements to dispose of certain oil and gas properties for $181,808. The oil and gas properties were valued at $119,510. The Company recognized a gain on the disposition of $62,298.


NOTE I - CONCENTRATIONS

          Three major customers accounted for approximately 29%, 20% and 10% respectively, of the Company's oil and gas sales for the year ended August 31, 2000.

          The Company maintains operating cash accounts with various financial institutions. At August 31, 2000, the total in these accounts in excess of federally insured limits was $66,825. At any point in time, the current balance exceeding the federally insured limits within each financial institution could be at a risk in the event the institution is unable to continue business.

                                  (Continued)

NOTE J - SUBSEQUENT EVENTS

          Subsequent to August 31, 2000, the Company entered into an agreemnt to diapose of its gas gathering systems for $1,200,000. The agreement states that the Company will receive $300,000 in cash and an eighteen month convertible note in the amount of $900,000. This note is secured by 300,000 shares of EMB Corporation stock. The Company has the right to convert up to fifty percent of the note receivable into EMB Corporation stock when this stock has a trading price of greater that $3.00 per share.

          The Company has also entered into informal discussions with an equity investment group for the sale of a significant interest in the Company. If the transaction is formalized and completed, there could be significant changes within the capitalization and management of the Company. Management believes such changes would have a positive impact upon the value of the Company.

                            SUPPLEMENTAL INFORMATION

Hutton, Patterson & Company
A Professional Corproation
Certified Public Accountants





                          INDEPENDENT AUDITORS' REPORT
                           ON SUPPLEMENTAL INFORMATION

--------------------------------------------------------------------------------

To the Board of Directors and Shareholders
Comanche Energy, Inc.

The supplemental information related to oil and gas producing activities, reserves, and the standardized measure of discounted future net cash flows on pages 20 through 22 is not a required part of the basic financial statements of Comanche Energy, Inc., but is supplementary information required by the Financial Accounting Standards Board. We have applied certain limited procedures, which consisted principally of inquiries of management regarding the methods of measurement and presentation of the supplemental information. However, we did not audit the information and express no opinion on it.









December 5, 2000
Dallas, Texas

                              COMANCHE ENERGY, INC.
                 Supplemental Information (Unaudited)(Continued)
                   For the Eight Months Ended August 31, 1999
--------------------------------------------------------------------------------




Capitalized Costs Relating to Oil and Gas Producing
  Activities at August 31, 2000

       Unproved oil and gas properties                            $          -
       Proved oil and gas properties                                20,517,034
       Support equipment and facilities                                      -
                                                                    ----------
                                                                    20,517,034

       Less accumulated depreciation, depletion and
         Amortization and impairment                                   732,175
                                                                    ----------
             NET capitalized costs                                  19,784,859

Costs Incurred in Oil and Gas Producing Activities for
  The year Ended August 31, 2000

       Property acquisition costs
          Proves
          Unproved                                                     903,519
          Exploration costs
          Development costs                                          2,353,032
          Amortixzation rate per equivalent barrel of production        .00965

Results of Operations for Oil and Gas Producing Activities
   For the Year Ended August 31, 2000

          Oil and gas sales                                           2,216,037
          Production cost                                             (809,344)
          Depreciation, depletion, and amortization                   (446,912
                                                                      ---------
                                                                       959,781

          Income tax expense
          Results of operations for oil and gas
            producing activities (excluding corporate                 --------
              overhead and financing costs                             959,781



                                  (Continued)

                              COMANCHE ENERGY, INC.
                 Supplemental Information (Unaudited)(Continued)
                   For the Eight Months Ended August 31, 1999
--------------------------------------------------------------------------------


Reserve Information

The following estimates of proved and unproved developed reserve quantities and related standardized measure of discounted net cash flows are estimates only, and do not purport to reflect realizable values or fair market values of the Company's reserves. The Company emphasizes that reserve estimates are inherently imprecise and that estimates of new discoveries are more imprecise than those of producing oil and gas properties. Accordingly, these estimates are expected to change as future information becomes available. All of the Company's reserves are located in the United States.

Proved reserves are estimated reserves of crude oil (including condensate and natural gas liquids) and natural gas that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are those expected to be recovered through existing wells, equipment, and operating methods.

The standardized measure of discounted future net cash flows is computed by applying year-end prices of oil and gas (with consideration of price changes only to the extent provided by contractual arrangements) to the estimated future production of proved oil and gas reserves, less estimated future expenditures (based on year-end costs) to be incurred in developing and producing the proved reserves, less estimated future income tax expenses (based on year-end statutory rates, with consideration of future tax rates already legislated) to be incurred on pretax net cash flows less the tax basis of the properties and available credits, and assuming continuation of existing economic conditions. The estimated future net cash flows are then discounted using a rate of 10 percent a year to reflect the estimated timing of the future cash flows.

                                                              TOTAL
                                             -----------------------------------
                                                 Oil (Bbls)          Gas (Mcf)
                                                 ----------          ---------
   Proved Developed and Undeveloped Reserves
     Beginning of year                            1,077,439        11,625,040
     Revisions of previous estimates                260,929        43,775,044
     Improved recovery                                    -                 -
     Purchases of minerals in place
     Extensions and discoveries                           -                 -
     Production                                     (33,540)         (404,814)
     Sales of minerals in place                           -                 -
                                               ---------------------------------

     End of year                                  1,304,828        54,995,270
                                                  =========        ==========

   Proved Developed Reserves
     Beginning of year                              648,678         4,871,377
                                                    =======         =========
     End of year                                    752,095         5,371,388
                                                    =======         =========

                                   (Continued)

Standardized Measures of Discounted Future
  Net Cash Flows at August 31, 2000
       Future cash flows                                           $301,574,739
       Future production costs                                      (43,092,440)
       Future development costs                                     (21,331,330)
       Future income tax expenses                                   (83,002,839)
                                                                   -------------
                                                                    154,148,130

       Future net cash flows
         10% annual dscount for estimated timing of cahs flows      (36,901,837)

Standardized measures of discounted future net cash flows
  relating to proved oil and gas reserves                          $117,246,293


The following reconciles the change in the standardized measures of discounted future net cash flows during the year ended August 31, 2000:

       Beginning of year                                             21,450,227
       Sales of oil and gas produced, net of production costs        (1,406,693)
       Development costs incurred during the year which were
         previously estimated                                                 -
       Net change in estimated future development costs             (19,996,889)
       Revisions of previous quantity estimates                     215,825,122
       Net change from purchases and sales of minerals in place               -
       Accretion of discount                                        (30,150,641)
       Net change in income taxes                                   (68,474,833)
       Other                                                                  -
                                                                    ------------
             END OF YEAR                                           $117,246,293



                        See independent auditors' report
                          on supplemental information

                          AGREEMENT AND PLAN OF MERGER


                                      among


                            IMPERIAL PETROLEUM, INC.


                                       and


                             WARRIOR RESOURCES, INC.






                          Dated as of February 13, 2002

                          AGREEMENT AND PLAN OF MERGER

      AGREEMENT AND PLAN OF MERGER, dated as of February 13, 2002 (this "Agreement"), among IMPERIAL PETROLEUM, INC., a Nevada corporation ("Purchaser"), WRI ACQUISITION, INC., an Oklahoma corporation and wholly owned subsidiary of Purchaser to be formed on or before February 28, 2002 ("MergerSub"), and WARRIOR RESOURCES, INC., an Oklahoma corporation (the "Company").

                                    RECITALS:

      A. The respective Boards of Directors of Purchaser, MergerSub, and the Company have approved the merger of MergerSub with and into the Company pursuant and subject to the terms and conditions of this Agreement, whereby each issued and outstanding share of common stock, par value $0.0001 per share, of the Company (each a "Company Share") will be converted into the right to receive one tenth of a share of common stock, $.006 par value per share, of Purchaser (each, a "Purchaser Share"), subject to the rounding of fractional shares (the number of Purchaser Shares being referred to as the "Per Share Amount"), upon the terms and subject to the conditions of this Agreement;

      B. The Boards of Directors of Purchaser, MergerSub, and the Company have determined that it is advisable and in the best interests of the respective stockholders of each company to enter into this Agreement and pursue the Merger on the terms set forth herein.

      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Purchaser and the Company hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

      1.01. Definitions.

            (a)   For purposes of this Agreement:

            "Acquisition Proposal" means any offer from any third party to acquire by any means all or any substantial part of the assets or the shares of capital stock of the Company or of any Subsidiary.

            "affiliate" of a specified person means a person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person.

            "beneficial owner," with respect to any Shares, has the meaning ascribed to such term under Rule 13d-3(a) of the Exchange Act.

            "business day" means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings; or, in the case of determining a date when any payment is due, any day (other than a Saturday or Sunday) on which banks are not required or authorized to close in the City of New York.

            "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

            "Environmental Law" means any United States federal, state, local or non-United States law relating to (i) releases or threatened releases of Hazardous Substances or materials containing Hazardous Substances; (ii) the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Substances or materials containing Hazardous Substances; or (iii) pollution or protection of the environment.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "ERISA Affiliate" means any trade or business (whether or not incorporated)under common control with the Company or any Subsidiary and which, together with the Company or any Subsidiary, is treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Code.

            "Hazardous Substances" means (i) those substances defined in or regulated under the following United States federal statutes and their state counterparts, and all regulations thereunder: the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Safe Drinking Water Act, the Atomic Energy Act, the Federal Insecticide, Fungicide, and Rodenticide Act and the Clean Air Act; (ii) polychlorinated biphenyls, and (iii) any substance, material or waste regulated by any Governmental Authority pursuant to any Environmental Law.

            "knowledge of the Company" means the actual knowledge of any director or officer of the Company.

            "Liens" mean liens, security interests, charges, mortgages or other encumbrances of any kind.

            "Material Adverse Effect" means, when used in connection with the Company or any Subsidiary, any event, circumstance, change or effect that is or is reasonably likely to be materially adverse to the business or financial condition of the Company and its Subsidiaries taken as a whole; provided that in no event shall any of the following be deemed to constitute or be taken into account in determining a Material Adverse Effect: any event, circumstance, change or effect that results from (i) changes affecting the economy generally,

(ii) changes in the market price of natural gas or oil, (iii) the public announcement or pendency of the Merger or the other transactions contemplated hereby, or (iv) changes in the price of the Company's common stock.

            "Merger Consideration" means, for each stockholder of the Company, the aggregate number of Purchaser Shares to be exchanged for such holder's Company Shares in the Merger.

            "Nevada Law" means the General Corporation Law of the State of
Nevada.

            "Oil and Gas Agreements" means the following types of agreements or contracts to which the Company or a Subsidiary is a party, whether as an original party, by succession or assignment or otherwise: oil and gas leases, farm-in and farm-out agreements, agreements providing for an overriding royalty interest, agreements providing for a royalty interest, agreements providing for a net profits interest, crude oil or natural gas sales or purchase contracts, joint operating agreements, unit operating agreements, unit agreements, field equipment leases, and agreements restricting the Company or a Subsidiary's ability to operate, obtain, explore for or develop interests in a particular geographic area.

            "Oklahoma Law" means the Oklahoma Business Corporation Act.

            "person" means an individual (including, without limitation, a "person" as defined in Section 13(d)(3) of the Exchange Act), corporation, partnership, limited partnership, limited liability company, syndicate, trust, association or entity or government, political subdivision, agency or instrumentality of a government.

            "SEC" means the Securities and Exchange Commission of the United States.

            "Securities Act" means the Securities Act of 1933, as amended.

            "subsidiary" or "subsidiaries" of the Company, the Surviving Corporation, or any other person means any and all corporations, partnerships, joint ventures, associations, limited liability companies and other entities controlled by such person, directly or indirectly, through one or more intermediaries.

            "Superior Proposal" means any Acquisition Proposal which the Board determines, in its good faith judgment (after having received the advice of a financial advisor), to be more favorable to the Company's stockholders than the Merger and for which financing, to the extent required, is then committed.

            "Suspension Event" means the occurrence of any of the following: (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange, Nasdaq or in the over-the-counter market in the United States, (ii) a declaration of a general banking moratorium or any suspension of payments in respect of banks in the United States, or (iii) any limitation (whether or not mandatory) by any Governmental Authority on, or other event that materially and adversely affects, the extension of credit by banks or other lending institutions.

            "Tax" or "Taxes" shall mean any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Authority or taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchise, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value-added or gains taxes; license, registration and documentation fees; and customers' duties, tariffs and similar charges.

            "Transactions" means the Merger and related actions contemplated hereby.

            (b) The following terms have the meaning set forth in the Sections set forth below:

      Defined Term                                    Location of Definition

      Action                                          Section 4.09
      AFE                                             Section 6.01(j)
      Agreement                                       Preamble
      Blue Sky Laws                                   Section 4.05(b)
      Certificate of Merger                           Section 3.02
      Certificates                                    Section 3.08(b)
      Code                                            Section 4.10(b)
      Company                                         Preamble
      Company Preferred Stock                         Section 4.03
      Company Share                                   Recitals
      Company's Oil and Gas Interests                 Section 4.16(a)
      Confidentiality Agreement                       Section 7.04(b)
      Disclosure Schedule                             Article IV
      Dissenting Shares                               Section 3.08(a)
      Effective Time                                  Section 3.02
      ERISA                                           Section 4.10(a)
      Exchange Agent                                  Section 3.08(a)
      Fairness Opinion                                Section 3.09(a)
      Fee                                             Section 9.03(a)
      GAAP                                            Section 4.07(b)
      Good and Marketable Title                       Section 4.16(b)
      Governmental Authority                          Section 4.05(b)
      Hydrocarbons                                    Section 4.13(b)
      IRS                                             Section 4.10(a)
      Mailing Date                                    Section 7.06
      Material Contracts                              Section 4.23(a)
      Material Subsidiary                             Section 4.01(c)

      Merger                                          Recitals
      MergerSub                                       Preamble
      Multiemployer Plan                              Section 4.10(b)
      Multiple Employer Plan                          Section 4.10(b)
      Permits                                         Section 4.06
      Per Share Amount                                Recitals
      Plans                                           Section 4.10(a)
      Proxy Statement                                 Section 7.02
      Purchaser                                       Preamble
      Purchaser Share                                 Recitals
      Recent Balance Sheet                            Section 4.07(c)
      Registration Statement                          Section 7.03
      Reserve Report                                  Section 4.17
      Stockholders' Meeting                           Section 7.01(a)
      Subsidiary                                      Section 4.01(a)
      Surviving Corporation                           Section 3.03


                                   ARTICLE II
                                   [RESERVED]


                                   ARTICLE III
                                   THE MERGER

      3.01. The Merger. At the Effective Time, upon the terms and subject to the satisfaction or waiver of the conditions set forth in Article VIII, and in accordance with Oklahoma Law, MergerSub shall be merged with and into the Company.

      3.02 Effective Time; Closing. As promptly as practicable (but not later than two business days) after the satisfaction or, if permissible, waiver of the conditions set forth in Article VIII, the parties hereto shall cause the Merger to be consummated by filing this Agreement or a certificate of merger or certificate of ownership and merger (in either case, the "Certificate of Merger") with the Secretary of State of the State of Oklahoma, in such form as is required by, and executed in accordance with, the relevant provisions of Oklahoma Law (the date and time of such filing being the "Effective Time"). Prior to such filing, a closing shall be held at the offices of Purchaser or such other place as the parties shall agree, for the purpose of confirming the satisfaction or waiver, as the case may be, of the conditions set forth in
Article VIII.

      3.03. Effect of the Merger. As a result of the Merger, the separate corporate existence of MergerSub shall cease and the Company shall continue as the surviving corporation of the Merger (the "Surviving Corporation"). At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Oklahoma Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of the Company shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

      3.04  Certificate of Incorporation; By-laws.

            (a) At the Effective Time, the Certificate of Incorporation of MergerSub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation.

            (b) Unless otherwise determined by Purchaser prior to the Effective Time, and subject to Section 7.07(a), the By-laws of MergerSub, as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation until thereafter amended as provided by law, the Certificate of Incorporation of the Surviving Corporation and such By-laws.

      3.05 Directors and Officers. The directors of MergerSub shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation, and the officers of MergerSub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal.

      3.06 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Purchaser, MergerSub, the Company or the holders of any of the following securities:

            (a) each Company Share issued and outstanding immediately prior to the Effective Time (other than any Shares to be canceled pursuant to Section 3.06(b) and any Dissenting Shares (as hereinafter defined)) shall be canceled and shall be converted automatically into the right to receive an amount equal to the Merger Consideration payable to the holder of such Company Share, upon surrender, in the manner provided in Section 3.08, of the certificate that formerly evidenced such Company Share;

            (b) each Company Share held in the treasury of the Company immediately prior to the Effective Time shall be canceled without any conversion thereof and no payment or distribution shall be made with respect thereto;

            (c) each Company Share of common stock of MergerSub outstanding prior to the Merger will, by said occurrence and with no further action on the part of the holder thereof, be transformed and converted into one Share of common stock of the Surviving Corporation, so that thereafter Purchaser will be the sole and exclusive owner of equity securities of the Surviving Corporation; and

            (d) the Surviving Corporation shall be the owner of all of the business, assets, rights and other attributes of, or held by, either the Company or MergerSub.

      3.07  Dissenting Shares.

            (a) Notwithstanding any provision of this Agreement to the contrary, Company Shares that are outstanding immediately prior to the Effective Time and that are held by stockholders who shall have neither voted in favor of the Merger nor consented thereto in writing and who shall have demanded properly in writing appraisal for such Company Shares in accordance with Section 1091 of Oklahoma Law (collectively, the "Dissenting Shares") shall not be converted into, or represent the right to receive, the Merger Consideration. Such stockholders shall be entitled to receive payment of the appraised value of such Company Shares held by them in accordance with the provisions of such Section 1091, except that all Dissenting Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such Company Shares under such Section 1091 shall thereupon be deemed to have been converted into, and to have become exchangeable for, as of the Effective Time, the right to receive the Merger Consideration, without any interest thereon, upon surrender, in the manner provided in Section 3.08, of the certificate or certificates that formerly evidenced such Company Shares.

            (b) The Company shall give Purchaser (i) prompt notice of any demands for appraisal received by the Company, withdrawals of such demands, and any other instruments served pursuant to Oklahoma Law and received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under Oklahoma Law. The Company shall not, except with the prior written consent of Purchaser, make any payment with respect to demands for appraisal or offer to settle or settle any such demands.

      3.08. Surrender of Company Shares; Stock Transfer Books.

            (a) Prior to the Effective Time, Purchaser shall designate Interwest Transfer Company to act as agent (the "Exchange Agent") for the holders of Company Shares to receive the Purchaser Shares to which holders of Company Shares shall become entitled pursuant to Section 3.06(a) and Purchaser shall deposit with the Exchange Agent a sufficient number of Purchaser Shares to exchange all outstanding Company Shares in accordance with the terms hereof.

            (b) Promptly after the Effective Time, Purchaser shall cause to be mailed to each person who was, at the Effective Time, a holder of record of Company Shares entitled to receive the Merger Consideration pursuant to Section 3.06(a) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the certificates evidencing such Company Shares (the "Certificates") shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates pursuant to such letter of transmittal. Upon surrender to the Exchange Agent of a Certificate, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive and Purchaser shall cause Exchange Agent to pay in exchange therefor the Merger Consideration for each Share formerly evidenced by such Certificate, and such Certificate shall then be canceled. If the payment equal to the Merger

Consideration is to be made to a person other than the person in whose name the surrendered certificate formerly evidencing Company Shares is registered on the stock transfer books of the Company, it shall be a condition of payment that the certificate so surrendered shall be endorsed properly or otherwise be in proper form for transfer and that the person requesting such payment shall have paid all transfer and other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the certificate surrendered, or shall have established to the satisfaction of Purchaser that such taxes either have been paid or are not applicable. If any holder of Company Shares is unable to surrender such holder's Certificates because such Certificates have been lost, mutilated or destroyed, such holder may deliver in lieu thereof an affidavit and indemnity bond in a reasonable amount in form and substance and with surety reasonably satisfactory to Purchaser.

            (c) At any time following the sixth (6th) month after the Effective Time, Purchaser shall be entitled to require the Exchange Agent to deliver to it any shares which had been made available to the Exchange Agent and not disbursed to holders of Company Shares and, thereafter, such holders shall be entitled to look to Purchaser (subject to abandoned property, escheat and other similar laws) only as general creditors thereof with respect to any Merger Consideration that may be payable upon due surrender of the Certificates held by them. Notwithstanding the foregoing, neither Purchaser nor the Exchange Agent shall be liable to any holder of a Company Share for any Merger Consideration delivered in respect of such Company Share to a public official pursuant to any abandoned property, escheat or other similar law.

            (d) At the close of business on the day of the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of Company Shares on the records of the Company. From and after the Effective Time, the holders of Company Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Company Shares, except as otherwise provided herein or by applicable law.

      3.09. The Company may, at its option, seek an opinion that the consideration to be received by the holders of Company Shares pursuant to the Merger is fair to the holders of Company Shares from a financial point of view (the "Fairness Opinion") within thirty (30) days of the execution of this Agreement. The Company shall waive the Fairness Opinion if it fails to obtain such Opinion within such period.

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      As an inducement to Purchaser to enter into this Agreement, the Company hereby represents and warrants to Purchaser, subject to any disclosures set forth in the Company's Disclosure Schedules (which shall apply regardless of whether the representations and warranties below contain an express reference to a particular schedule), as such "Disclosure Schedule" (herein so called) may be completed or supplemented as provided in Section 7.12 hereof, that:

      4.01. Organization and Qualification; Subsidiaries.

            (a) Except as disclosed in Section 4.01 of the Disclosure Schedule, each of the Company and each subsidiary of the Company (a "Subsidiary") is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. The Company and each Subsidiary is duly qualified or licensed as a foreign corporation to do business and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except where such failure to be qualified or licensed would not have a Material Adverse Effect.

            (b) A true and complete list of all the Subsidiaries, together with the jurisdiction of incorporation of each Subsidiary, the percentage of the outstanding capital stock of each Subsidiary owned by the Company and each other Subsidiary and the names of the directors and officers of each Subsidiary, is set forth in Section 4.01(b) of the Disclosure Schedule. Except as disclosed in
Section 4.01(b) of the Disclosure Schedule, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

            (c) All names by which the Company previously conducted business or was known as are listed in Section 4.01(c) of the Disclosure Schedule.

      4.02. Certificate of Incorporation and By-laws. The Company has heretofore furnished to Purchaser a complete and correct copy of the Certificate of Incorporation and the By-laws or equivalent organizational documents, each as amended to date, of the Company and each Subsidiary. Such Certificates of Incorporation, By-laws or equivalent organizational documents are in full force and effect. Neither the Company nor any Subsidiary is in violation of any of the provisions of its Certificate of Incorporation, By-laws or equivalent organizational documents.

      4.03. Capitalization. The authorized capital stock of the Company consists of 220,000,000 shares of common stock, par value $0.0001 per share, and 5,000,000 shares of preferred stock, par value $0.0001 per share ("Company Preferred Stock"). As of the date hereof, (a) [to be completed in Disclosure Schedules] Company Shares were issued and outstanding, all of which are validly issued, fully paid and non-assessable, (b) [to be completed in Disclosure Schedules] Company Shares are held in the treasury of the Company, (c) no Company Shares are held by the Subsidiaries, (d) [to be completed in Disclosure Schedules] Company Shares are reserved for future issuance pursuant to outstanding stock options or stock incentive rights granted pursuant to the Company's stock option plans and (e) [to be completed in Disclosure Schedules] Company Shares are reserved for future issuance pursuant to exercise of the outstanding warrants. As of the date hereof, no shares of Company Preferred

Stock are issued and outstanding. Except as set forth in this Section 4.03 or in
Section 4.03 of the Disclosure Schedule, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or any Subsidiary or obligating the Company or any Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, the Company or any Subsidiary. Section 4.03 of the Disclosure Schedule sets forth the following information with respect to each Company Stock Option and Warrant outstanding on the date of this Agreement: (i) the name of the option or warrant holder; (ii) the particular plan pursuant to which such Company stock option was granted; (iii) the number of Company Shares subject to such Company stock option or warrant; (iv) the exercise price of such Company stock option or warrant; (v) the date on which such Company stock option or warrant was granted or issued; (vi) the applicable vesting schedule; (vii) the date on which such Company stock option or warrant expires; and (viii) whether the exercisability of such option or warrant will be accelerated in any way by the transactions contemplated by this Agreement. All Company Shares subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and non-assessable. There are no outstanding contractual obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any Company Shares or any capital stock of any Subsidiary or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Subsidiary or any other person. Except as disclosed in Section 4.03 of the Disclosure Schedule, each outstanding share of capital stock of each Subsidiary is duly authorized, validly issued, fully paid and non-assessable, and each such share is owned by the Company or another Subsidiary free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Company's or any Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever.

      4.04. Authority Relative to This Agreement. The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Transactions have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Transactions (other than, with respect to the Merger, the approval and adoption of this Agreement by the holders of a majority [confirm] of the then-outstanding Company Shares, if and to the extent required by applicable law, and the filing and recordation of appropriate merger documents as required by Oklahoma Law). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Purchaser, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. At a meeting duly called and held on February 13, 2002, the Board approved this Agreement and the Transactions.

      4.05. No Conflict; Required Filings and Consents.

            (a) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, (i) conflict with or violate the Certificate of Incorporation or By-laws or equivalent organizational documents of the Company or any Subsidiary, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 4.05(b) have been obtained and all filings and obligations described in Section 4.05(b) have been made, conflict with or violate any United States or non-United States national, state, provincial, municipal, county or local statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or other order ("Law") applicable to the Company or any Subsidiary or by which any property or asset of the Company or any Subsidiary is bound or affected, or
(iii) other than as described in Section 4.05(a) of the Disclosure Schedule, result in any breach of or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Company or any Subsidiary pursuant to or under, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, except, with respect to clause (ii) or (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not prevent or materially delay consummation of the Merger, or otherwise prevent or materially delay the Company from performing its obligations under this Agreement and would not have a Material Adverse Effect.

            (b) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any United States or non-United States national, state, provincial, municipal, county or local government, governmental, regulatory or administrative authority, agency, instrumentality or commission or any court, tribunal, or judicial or arbitral body (a "Governmental Authority"), except (i) for applicable requirements, if any, of the Exchange Act, state securities or "blue sky" laws ("Blue Sky Laws") and state takeover laws, (ii) filing and recordation of appropriate merger documents as required by Nevada Law or Oklahoma Law, and (iii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or materially delay consummation of the Merger, or otherwise prevent or materially delay the Company from performing its obligations under this Agreement and would not have a Material Adverse Effect.

      4.06. Permits; Compliance. Each of the Company and the Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority necessary for each of the Company or the Subsidiaries to own, lease and operate its properties or to carry on its business as it is now being conducted, or as presently contemplated to be conducted (the "Permits"), except where the failure to have, or the suspension or cancellation of, any of the Permits would not prevent or materially delay consummation of the Merger or otherwise prevent or materially delay the Company from performing its obligations under this Agreement and would not have a Material Adverse Effect. No suspension or cancellation of any of the Permits is pending or, to the knowledge of the Company, threatened, which suspension or cancellation would have a Material Adverse Effect. Neither the Company nor any Subsidiary is in conflict with, or in default, breach or violation of, (a) any Law applicable to the Company or any Subsidiary or by which any property or asset of the Company or any Subsidiary is bound or affected, or (b) any note, bond, mortgage, indenture, contract, agreement, lease, license, Permit, franchise or other instrument or obligation to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any property or asset of the Company or any Subsidiary is bound, except for any such conflicts, defaults, breaches or violations that would not prevent or materially delay consummation of the Merger or otherwise prevent or materially delay the Company from performing its obligations under this Agreement and would not have a Material Adverse Effect.

      4.07. Financial Statements

            (a)   [Reserved]

            (b) The financial statements of the Company to be included in Purchaser's Registration Statement will be prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each will fairly present, in all material respects, the consolidated financial position, results of operations and cash flows of the Company and its consolidated Subsidiaries as at the respective dates thereof and for the respective periods indicated therein except as otherwise noted therein and for normal, recurring year-end adjustments.

            (c) Except as and to the extent set forth on the unaudited consolidated balance sheet of the Company and the consolidated Subsidiaries as at August 31, 2001 including the notes thereto (the "Most Recent Balance Sheet") neither the Company nor any Subsidiary has any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), except for liabilities and obligations incurred in the ordinary course of business consistent with past practice since August 31, 2001.

      4.08. Absence of Certain Changes or Events. Since August 31, 2001, except as set forth in Section 4.08 of the Disclosure Schedule, or as expressly contemplated by this Agreement (a) the Company and the Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice, and (b) there has not been any Material Adverse Effect.

      4.09. Absence of Litigation. Except as set forth in Section 4.09 of the Disclosure Schedule, there is no litigation, suit, claim, action, proceeding or investigation (an "Action") pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary, or any property or asset of the Company or any Subsidiary, before any Governmental Authority that would have a Material Adverse Effect. Neither the Company nor any Subsidiary nor any property or asset of the Company or any Subsidiary is subject to any continuing order of, consent decree, settlement agreement or similar written agreement with, or continuing investigation by, any Governmental Authority, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority that would prevent or materially delay consummation of the Merger or otherwise prevent or materially delay the Company from performing its obligations under this Agreement or would have a Material Adverse Effect.

      4.10. Employee Benefit Plans.

            (a) Section 4.10(a) of the Disclosure Schedule lists (i) all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all employment, termination, severance or other contracts or agreements, whether legally enforceable or not, to which the Company or any Subsidiary is a party, with respect to which the Company, any Subsidiary or any ERISA Affiliate has any obligation or which are maintained, contributed to or sponsored by the Company or any Subsidiary for the benefit of any current or former employee, officer or director of, or any current or former consultant to, the Company or any Subsidiary, (ii) each employee benefit plan for which the Company or any Subsidiary could incur liability under Section 4069 of ERISA in the event such plan has been or were to be terminated, (iii) any plan in respect of which the Company or any Subsidiary could incur liability under Section 4212(c) of ERISA, and (iv) any contracts, arrangements or understandings between the Company or any Subsidiary and any employee of the Company or any Subsidiary including, without limitation, any contracts, arrangements or understandings relating in any way to a sale of the Company or any Subsidiary (collectively, the "Plans"). Each Plan is in writing (or a written summary exists) and the Company has made available to Purchaser a true and complete copy of each Plan and has made available to Purchaser a true and complete copy of each material document, if any, prepared in connection with each such Plan, including, without limitation, (i) a copy of each trust or other funding arrangement, if such a trust or funding arrangement exists, (ii) each summary plan description and summary of material modifications thereto, (iii) the most recent three years' Internal Revenue Service ("IRS") Forms 5500, if applicable (iv) the most recently received IRS determination letter for each such Plan, if applicable, and (v) the most recent three years' actuarial reports and financial statements in connection with each such Plan, if applicable.

            (b) None of the Plans is a multi-employer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA) (a "Multi-employer Plan") or a single-employer plan (within the meaning of Section 4001(a)(15) of ERISA) for which the Company or any Subsidiary could incur liability under Section 4063 or 4064 of ERISA (a "Multiple Employer Plan"). Except as listed in Section 4.10(a) of the Disclosure Schedule, none of the Plans (i) provides for the payment of separation, severance or similar-type benefits to any person, (ii) obligates the Company or any Subsidiary to pay separation, severance or similar-type benefits solely or partially as a result of any transaction contemplated by this Agreement, or (iii) obligates the Company or any Subsidiary to make any payment or provide any benefit as a result of a "change in control," within the meaning of such term under Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"). Except as listed in Section 4.10(a) of the Disclosure Schedule, none of the Plans provides for or promises retiree medical, disability or life insurance benefits to any current or former employee, officer or director of the Company or any Subsidiary.

            (c) Each Plan is now and always has been operated in all material respects in accordance with its terms and the requirements of all applicable Laws including, without limitation, ERISA and the Code. The Company and the Subsidiaries have performed all obligations required to be performed by them under, are not in any material respect in default under or in violation of, and have no knowledge of any material default or violation by any party to, any Plan. No Action or any audit or investigation by any Governmental Authority is pending or, to the knowledge of the Company, threatened with respect to any Plan (other than claims for benefits in the ordinary course) and no fact or event exists that could reasonably be expected to give rise to any such Action.

            (d) Each Plan that is intended to be qualified under Section 401(a) of the Code has timely received a favorable determination, opinion, advisory or notification letter from the IRS that the Plan is so qualified and each trust established in connection with any Plan which is intended to be exempt from federal income taxation under Section 501(a) of the Code has received an opinion, advisory or modification letter from the IRS that it is so exempt, and no fact or event has occurred since the date of such letter or letters from the IRS that could reasonably be expected to adversely affect the qualified status of any such Plan or the exempt status of any such trust.

            (e) There has not been to the best of Company's knowledge any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan. Neither the Company nor any Subsidiary has incurred any liability under, arising out of or by operation of Title IV of ERISA (other than liability for premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course), including, without limitation, any liability in connection with (i) the termination or reorganization of any employee benefit plan subject to Title IV of ERISA, or
(ii) the withdrawal from any Multi-employer Plan or Multiple Employer Plan, and no fact or event exists which could reasonably be expected to give rise to any such liability.

            (f) All contributions, premiums or payments required to be made with respect to any Plan have been made on or before their due dates. All such contributions have been fully deducted for income tax purposes and no such deduction has been challenged or disallowed by any Governmental Authority and no fact or event exists to the best of Company's knowledge which could reasonably be expected to give rise to any such challenge or disallowance.

            (g) None of the Plans is subject to the laws of any country other than the United States.

      4.11. Labor and Employment Matters.

            (a) Section 4.11 of the Disclosure Schedule sets forth a list of all employees of the Company and any Subsidiary, together with their dates of hire, and any employees currently on leave of absence, indicating the nature of and length of such leave and whether such employees have employment agreements. The Company has previously provided to Purchaser a schedule setting forth current base salary and total wages paid in the prior year for all employees listed in
Section 4.11 of the Disclosure Schedule. Except as set forth in Section 4.11 of the Disclosure Schedule, (i) there are no controversies pending or, to the knowledge of the Company, threatened between the Company or any Subsidiary and any of their respective employees; (ii) neither the Company nor any Subsidiary is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or any Subsidiary, nor, to the knowledge of the Company, are there any activities or proceedings of any labor union to organize any such employees; (iii) there are no unfair labor practice complaints pending against the Company or any Subsidiary before the National Labor Relations Board or any current union representation questions involving employees of the Company or any Subsidiary; (iv) there is no strike, slowdown, work stoppage or lockout, or, to the knowledge of the Company, threat thereof, by or with respect to any employees of the Company or any Subsidiary; and (v) there are no currently effective agreements relating to severance or similar payments or other benefits to be provided to directors, officers, employees, consultants or former employees of the Company or any Subsidiary in connection with or after termination of such director, officer, consultant or employee's employment or other relationship with the Company or that may otherwise be owing as a result of the Transactions.

            (b) The Company and the Subsidiaries are in material compliance with all applicable laws relating to the employment of labor, including those related to wages, hours, collective bargaining and the payment and withholding of taxes and other sums as required by the appropriate Governmental Authority, and have withheld and paid to the appropriate Governmental Authority or are holding for payment not yet due to such Governmental Authority all amounts required to be withheld from employees of the Company or any Subsidiary and are not liable for any arrears of wages, Taxes, penalties or other sums for failure to comply with any of the foregoing. The Company and the Subsidiaries have paid in full to all employees or adequately accrued for in accordance with GAAP consistently applied all wages, salaries, commissions, bonuses, benefits and other compensation due to or on behalf of such employees, and there is no claim with respect to payment of wages, salary or overtime pay that has been asserted or is now pending or threatened before any Governmental Authority with respect to any persons currently or formerly employed by the Company or any Subsidiary. Neither the Company nor any Subsidiary is a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Authority relating to employees or employment practices. There is no charge of discrimination in employment or employment practices, for any reason, including, without limitation, age, gender, race, religion or other legally protected category, which has been asserted or is now pending or, to the knowledge of the Company, threatened before the United States Equal Employment Opportunity Commission, or any other Governmental Authority in any jurisdiction in which the Company or any Subsidiary have employed or employ any person, except as would not have a Material Adverse Effect.

            (c) The Company and the Subsidiaries are in compliance with the provisions of the WARN Act and any similar state laws. Section 4.11 of the Disclosure Schedule lists all employees who have been terminated in the 90-day period ending as of the date hereof.

      4.12. Proxy/Registration Statement. None of the information supplied by the Company for inclusion in the Company's Proxy Statement or Purchaser's Registration Statement shall, at the times such documents or any amendments or supplements thereto are filed with the SEC or are first published, sent or given to stockholders of the Company, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Purchaser, or Purchaser's representatives for inclusion in such documents.

      4.13. Oil and Gas Operations. Except as set forth in Section 4.13 of the Disclosure Schedule, proceeds from the sale of crude oil, natural gas liquids and other hydrocarbons produced from crude oil or natural gas ("Hydrocarbons") produced from the Company's Oil and Gas Interests are being received by the Company and the Subsidiaries in a timely manner and are not being held in suspense for any reason (except in the ordinary course of business or which would not have a Material Adverse Effect).

      4.14. Gas Imbalances. Except as set forth in Section 4.14 of the Disclosure Schedule, none of the Company or the Subsidiaries has received any material deficiency payment under any gas contract for which any person has a right to take deficiency gas from the Company or a Subsidiary, nor has the Company or any Subsidiary received any material payment for production which is subject to refund or recoupment out of future production.

      4.15. Oil and Gas Agreements. The Company has previously provided or made available to Purchaser true and complete copies of all the Oil and Gas Agreements together with all amendments, extensions and other modifications thereof.

      4.16. Properties.

            (a) Except for items disclosed in Section 4.16 of the Disclosure Schedule and goods and other property sold, used or otherwise disposed of since August 31, 2001 in the ordinary course of business, the Company and the Subsidiaries have Good and Marketable Title, for oil and gas purposes, in and to all oil and gas properties set forth in the Reserve Report as owned by the Company and the Subsidiaries (the "Company's Oil and Gas Interests"), and defensible title for oil and gas purposes to all other properties, interests in properties and assets, real and personal, reflected on the balance sheet of the Company for the period ended August 31, 2001, as owned by the Company and the Subsidiaries, free and clear of any Liens, except: (i) Liens associated with obligations reflected in the Most Recent Balance Sheet; (ii) Liens for current Taxes not yet due and payable, (iii) materialman's, mechanic's, repairman's, employee's, contractors, operator's, and other similar liens, charges or encumbrances arising in the ordinary course of business (A) if they have not been perfected pursuant to law, (B) if perfected, they have not yet become due and payable or payment is being withheld as provided by law, or (C) if their validity is being contested in good faith by appropriate action, (iv) all rights to consent by, required notices to, filings with, or other actions by governmental entities in connection with the sale or conveyance of oil and gas leases or interests if they are customarily obtained subsequent to the sale or conveyance, and (v) such imperfections of title, easements and Liens which have not had, or would not reasonably be expected to have, a Material Adverse Effect.

To the knowledge of the Company, all leases and other agreements pursuant to which the Company or any of the Subsidiaries leases or otherwise acquires or obtains operating rights affecting any real or personal property are in good standing, valid and effective and all royalties, rentals and other payment due by the Company to any lessor of any such oil and gas leases have been paid, except in each case, as has not had, and would not reasonably be expected to have, a Material Adverse Effect. All major items of operating equipment of the Company and the Subsidiaries used in connection with the Company's Oil and Gas Interests over which the Company has operating rights are in good operating condition and in a state of reasonable maintenance and repair, ordinary wear and tear excepted, except as has not had, and would not reasonably be expected to have, a Material Adverse Effect.

            (b) The term "Good and Marketable Title" will, for purposes of this
Section 4.16, with respect to the Company and the Subsidiaries, mean such title that: (i) is deducible of record (from the records of the applicable parish or county or (A) in the case of federal leases, from the records of the applicable office of the Minerals Management Service or Bureau of Land Management, (B) in the case of Indian leases, from the applicable office of the Bureau of Indian Affairs, (C) in the case of state leases, from the records of the applicable state land office) or is assignable to the Company or the Subsidiaries out of an interest of record (as so defined) by reason of the performance by the Company or the Subsidiaries of all operations required to earn an enforceable right to such assignment; (ii) entitles the Company or the Subsidiaries to receive not less than the interest set forth in the Reserve Report with respect to each proved property evaluated therein under the caption "Net Revenue Interest" or "NRI" without reduction during the life of such property except as stated in the Reserve Report; (iii) obligates the Company or the Subsidiaries to pay costs and expenses relating to each such proved property in an amount not greater than the interest set forth under the caption "Working Interest" or "WI" in the Reserve Report with respect to such property without increase over the life of such property except as shown on the Reserve Report; and (iv) does not restrict the ability of the Company or the Subsidiaries to utilize the properties as currently intended; except in each case where deficiencies referenced in clauses
(i) through (iv) would reasonably be expected to have a Material Adverse Effect.

      4.17. Oil and Gas Reserves. The Company has furnished Purchaser prior to the date of this Agreement with the Company's estimates of its and the Subsidiaries' oil and gas reserves as of September 01, 2001 (the "Reserve Report"). To the knowledge of the Company, except as have not had, and would not reasonably be expected to have, a Material Adverse Effect, the production volumes and pressure data used to prepare the Reserve Report were accurate.

      4.18. Take-or-Pay Deliveries. Except as would not reasonably be expected to have a Material Adverse Effect, there are no calls (exclusive of market calls) on the Company's oil or gas production and the Company has no obligation to deliver oil or gas pursuant to any take-or-pay, prepayment or similar arrangement without receiving full payment therefor, excluding gas imbalances disclosed in Section 4.14 of the Disclosure Schedule.

      4.19. Hedging. Section 4.19 of the Disclosure Schedule sets forth all futures, hedge, swap, collar, put, call, floor, cap, option or other contracts that are intended to benefit from, relate to or reduce or eliminate the risk of fluctuations in the price of commodities, including Hydrocarbons or securities, to which the Company or any of the Subsidiaries is bound.

      4.20. Intellectual Property. The Company and the Subsidiaries own or possess all necessary licenses or other valid rights to use all patents, patent rights, trademarks, trademark rights and proprietary information used or held for use in connection with their respective businesses as currently being conducted, free and clear of Liens, and to the knowledge of the Company, there are no assertions or claims challenging the validity of any of the foregoing which would have, or would reasonably be expected to have, a Material Adverse Effect. Except in the ordinary course of business, neither the Company nor any of the Subsidiaries has granted to any other person any license to use any of the foregoing. To the knowledge of the Company, the conduct of the Company's and the Subsidiaries' respective businesses as currently conducted does not conflict with any patents, patent rights, licenses, trademarks, trademark rights, trade names, trade name rights or copyrights of others in a way which would have, or would be reasonably expected to have, a Material Adverse Effect. To the knowledge of the Company there is no infringement of any proprietary right owned by the Company or any of the Subsidiaries in a way which would have, or would be reasonably expected to have, a Material Adverse Effect.

      4.21. Taxes.

            (a) Each of the Company, the Subsidiaries and each affiliated, consolidated, combined, unitary or similar group of which any such corporation or entity is or was a member has (i) duly filed (or there has been filed on its behalf) on a timely basis (taking into account any extensions of time to file before the date hereof) with appropriate Governmental Authorities all Tax returns, statements, reports, declarations, estimates and forms ("Returns") required to be filed by or with respect to it, except to the extent that any failure to file would not have, or reasonably be expected to have, a Material Adverse Effect, and (ii) duly paid or deposited in full on a timely basis or made adequate provisions in accordance with generally accepted accounting principles (or there has been paid or deposited or adequate provision has been made on its behalf) for the payment of all Taxes required to be paid by it other than those being contested in good faith by the Company or a Subsidiary and except to the extent that any failure to pay or deposit or make adequate provision for the payment of such Taxes would not have, or reasonably be expected to have, a Material Adverse Effect.

            (b) Except to the extent set forth in Section 4.21 of the Disclosure Schedule, (i) none of the federal income tax returns of the Company or any of the Subsidiaries have been examined by the IRS for all periods; (ii) as of the date hereof, neither the Company nor any of the Subsidiaries has granted any requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any Taxes with respect to any Returns of the Company or any of the Subsidiaries that will be outstanding as of the Effective Time; (iii) neither the Company nor any of the Subsidiaries is a party to, is bound by or has any obligation under any Tax sharing, allocation or indemnity agreement or any similar agreement or arrangement that would have, or would reasonably be expected to have, a Material Adverse Effect; and (iv) there are no Liens for Taxes on any assets of the Company or the Subsidiaries except for Taxes not yet currently due, with respect to matters being contested by the Company in good faith for which adequate reserves are reflected in the financial statements and those which could not reasonably be expected to result in a Material Adverse Effect.

      4.22. Environmental Matters.

            (a) Except as would not have, or reasonably be expected to have, a Material Adverse Effect, to the knowledge of the Company, there are not any present or past conditions or circumstances at, or arising out of, any current or former businesses, assets or properties of the Company or any Subsidiary, including but not limited to, on-site or off-site disposal or release of any Hazardous Substance, which constitute a violation under any Environmental Law or could reasonably be expected to give rise to: (i) liabilities or obligations for any notification, cleanup, remediation, disposal or corrective action under any Environmental Law or (ii) claims arising for damage to natural resources.

            (b) Except as would not have, or reasonably be expected to have, a Material Adverse Effect, neither the Company nor any of the Subsidiaries has (i) received any written notice of noncompliance with, violation of, or liability or potential liability under any Environmental Law, (ii) received any written notice regarding any existing, pending or threatened investigation or inquiry related to alleged violations under any Environmental Law or regarding any claims for remedial obligations or contribution under any Environmental Law or
(iii) entered into any consent decree or order or is subject to any order of any court or governmental authority or tribunal under any Environmental Law or relating to the cleanup of any Hazardous Substance.

            (c) Except as would not have, or reasonably be expected to have, a Material Adverse Effect, the Company and the Subsidiaries have in full force and effect all permits, licenses, approvals and other authorizations required by Environmental Laws to conduct their operations and to operate and use any of the Company's or the Subsidiaries' assets for their current purposes and uses and are operating in material compliance thereunder.

            (d) Except as would not have or reasonably be expected to have a Material Adverse Effect, the Company does not know of any reason that would preclude it from renewing or obtaining a re-issuance or transfer of the permits, licenses, approvals, or other authorizations required pursuant to any applicable Environmental Law to conduct their operations and to operate and use any of the Company's or the Subsidiaries' assets for their current purposes and uses.

      4.23. Material Contracts.

            (a) Other than the Oil and Gas Agreements, which have been previously made available or provided to Purchaser, subsections (i) through
(xii) of Section 4.23 of the Disclosure Schedule contain a list of the following types of contracts and agreements to which the Company or any Subsidiary is a party (such contracts, agreements and arrangements as are required to be set forth in Section 4.23(a) of the Disclosure Schedule, together with the Oil and Gas Agreements, being the "Material Contracts"):

                  (i) each contract or agreement that contemplates an exchange of consideration with a value of more than $50,000 net to the Company's interest;

                  (ii) all management contracts (excluding contracts for employment) and contracts with other consultants, including any contracts involving the payment of royalties or other amounts calculated based upon the revenues or income of the Company or any Subsidiary or income or revenues related to any product of the Company or any Subsidiary, which require continued payment thereunder and cannot be terminated by the Company or Subsidiary, as the case may be, with 30-day notice;

                  (iii) all contracts and agreements evidencing indebtedness for borrowed money of the Company;

                  (iv) all contracts and agreements with any Governmental Authority, excluding state leases or other governmental mineral rights;

                  (v) all contracts and agreements providing for benefits under any Plan, excluding individual stock option grant agreements and stock subscription agreements;

                  (vi) all agreements related to professional services rendered to the Company or any Subsidiary in connection with the Merger and this Agreement;

                  (vii) all contracts providing for "earn-out" or similar contingent payments in excess of $50,000 by the Company or any Subsidiary;

                  (viii) all joint venture, partnership, and similar agreements;

                  (ix)  all contracts for employment required to be listed in
Section 4.11 of the Disclosure Schedule;

                  (x) all contracts providing for indemnification of directors, officers, employees, consultants or other persons other than normal course indemnity provisions; and

                  (xi) all other contracts and agreements, whether or not made in the ordinary course of business, which are material to the Company, any Subsidiary or the conduct of their respective businesses, or the absence of which would prevent or delay consummation of the Merger or otherwise prevent or delay the Company from performing its obligations under this Agreement or would have a Material Adverse Effect.

            (b) Except as disclosed in Section 4.23(b) of the Disclosure Schedule and except as would not prevent or delay consummation of the Merger or otherwise prevent or delay the Company from performing its obligations under this Agreement and would not have a Material Adverse Effect, (i) each Material Contract is a legal, valid and binding agreement of the Company, and none of the Material Contracts is in default by its terms or has been canceled by the other party; (ii) to the Company's knowledge, no other party is in breach or violation of, or default under, any Material Contract; and (iii) the Company and the Subsidiaries are not in receipt of any claim of default under any such agreement. The Company has furnished or made available to Purchaser true and complete copies of all Material Contracts, including any amendments thereto.

      4.24. Insurance.

            (a) Section 4.24(a) of the Disclosure Schedule sets forth, with respect to each insurance policy under which the Company or any Subsidiary is insured (other than such policies contemplated in Section 4.10), a named insured or otherwise the principal beneficiary of coverage which is currently in effect,
(i) the names of the insurer, the principal insured and each named insured, (ii) the policy number, (iii) the period, scope and amount of coverage and (iv) the premium charged.

            (b) With respect to each such insurance policy: (i) the policy is legal, valid, binding and enforceable against the Company in accordance with its terms and, except for policies that have expired under their terms in the ordinary course, is in full force and effect; (ii) neither the Company nor any Subsidiary is in material breach or default (including any such breach or default with respect to the payment of premiums or the giving of notice), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination or modification, under the policy; and (iii) to the knowledge of the Company, no insurer on the policy has been declared insolvent or placed in receivership, conservatorship or liquidation.

      4.25. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company.

                                    ARTICLE V
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

      As an inducement to the Company to enter into this Agreement, Purchaser and MergerSub, jointly and severally, hereby represent and warrant to the Company that:

      5.01. Corporate Organization. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. MergerSub is a corporation duly organized, validly existing and in good standing under the laws of the State of Oklahoma. Each of Purchaser and MergerSub has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals would not prevent or materially delay consummation of the Transactions, or otherwise prevent Purchaser or MergerSub from performing its material obligations under this Agreement.

      5.02. Authority Relative to This Agreement. Each of MergerSub and Purchaser has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions. The execution and delivery of this Agreement by Purchaser and MergerSub and the consummation by Purchaser and MergerSub of the Transactions have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Purchaser or MergerSub are necessary to authorize this Agreement or to consummate the Transactions (other than, with respect to the Merger, the filing and recordation of appropriate merger documents as required by Oklahoma Law). This Agreement has been duly and validly executed and delivered by Purchaser and MergerSub and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of MergerSub and Purchaser enforceable against such party in accordance with its terms. At a meeting duly called or by way of unanimous written consent, the Boards of Directors of Purchaser and MergerSub unanimously approved this Agreement and the Transactions.

      5.03. No Conflict; Required Filings and Consents.

            (a) The execution and delivery of this Agreement by Purchaser or MergerSub do not, and the performance of this Agreement by Purchaser or MergerSub will not, (i) conflict with or violate the Articles of Incorporation or the By-laws of Purchaser or MergerSub, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 5.03(b) have been obtained and all filings and obligations described in Section 5.03(b) have been made, conflict with or violate any Law applicable to Purchaser or MergerSub, or by which any property or asset of Purchaser or MergerSub is bound or affected, or (iii) result in any breach of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Purchaser or MergerSub pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Purchaser is a party or by which any property or asset of Purchaser or MergerSub is bound or affected, except, with respect to clause (ii) or (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not prevent or materially delay consummation of the Merger, or otherwise prevent or materially delay Purchaser or MergerSub from performing its obligations under this Agreement.

            (b) The execution and delivery of this Agreement by Purchaser or MergerSub do not, and the performance of this Agreement by Purchaser or MergerSub will not, require any consent, approval, authorization or permit of, or filing with, or notification to, any Governmental Authority, except (i) for applicable requirements, if any, of the Exchange Act, Blue Sky Laws and state takeover laws, (ii) filing and recordation of appropriate merger documents as required by Oklahoma Law, and (iii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or materially delay consummation of the Merger, or otherwise prevent or materially delay Purchaser or MergerSub from performing its obligations under this Agreement.

      5.04. Registration Statement. The Registration Statement shall not, at the time the Registration Statement is filed with the SEC, sent or given to stockholders of the Company, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, Purchaser makes no representation or warranty with respect to any information supplied by the Company or any of its representatives for inclusion in the prospectus contained with the Registration Statement. The Registration Statement shall comply in all material respects as to form with the requirements of the Securities Act and the rules and regulations thereunder.

      5.05. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Purchaser.

      5.06. Absence of Litigation. Neither Purchaser nor MergerSub is subject to any continuing order of, consent decree, settlement agreement or similar written agreement with, or continuing investigation by, any Governmental Authority, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority that would prevent or materially delay consummation of the Merger or otherwise prevent or materially delay Purchaser or MergerSub from performing its obligations under this Agreement.

                                   ARTICLE VI
                     CONDUCT OF BUSINESS PENDING THE MERGER

      6.01. Conduct of Business by the Company Pending the Merger. The Company agrees that, between the date of this Agreement and the Effective Time, unless Purchaser shall otherwise agree in writing and except for actions taken or omitted for the purpose of complying with this Agreement, the businesses of the Company and the Subsidiaries shall be conducted only in, and the Company and the Subsidiaries shall not take any action except in, the ordinary course of business and in a manner consistent with past practice; and the Company shall use its reasonable best efforts to preserve substantially intact the business organization of the Company and the Subsidiaries and to preserve the current relationships of the Company and the Subsidiaries with customers, suppliers and other persons with which the Company or any Subsidiary has significant business relations. By way of amplification and not limitation, except as expressly contemplated by this Agreement and Section 6.01 of the Disclosure Schedule, neither the Company nor any Subsidiary shall, between the date of this Agreement and the Effective Time, directly or indirectly, do any of the following without the prior written consent of Purchase:

            (a) amend or otherwise change its Certificate of Incorporation or By-laws or equivalent organizational documents;

            (b) split, combine, reclassify, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of its capital stock;

            (c) issue (other than upon the exercise of options or warrants previously granted to current or former officers, employees or directors of the Company), purchase, redeem, sell, pledge, dispose of, grant, encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of any shares of any class of capital stock of the Company or any Subsidiary, or any options, warrants, convertible or exchangeable securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of the Company or any Subsidiary;

            (d) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, except for dividends by any direct or indirect wholly owned Subsidiary to the Company or any other Subsidiary;

            (e) sell, transfer, assign, dispose of or encumber (except to the extent that the Company's and the Subsidiaries' ability to so restrict their right to encumber their assets is limited under the documentation related to the indebtedness of the Company and certain Subsidiaries under its existing Amended and Restated Credit Agreement between the Company, certain Subsidiaries, and the lenders listed therein ("Credit Agreement") as may be amended, any assets of the Company or any Subsidiary, excluding closing of the Company's office in Dallas, Texas or enter into any agreement or commitment with respect to assets of the Company or a Subsidiary, other than in the ordinary course consistent with past good business practice and other than transfers between the Company and its Subsidiaries;

            (f) sell, transfer, assign, dispose of or encumber (except to the extent that the Company's and the Subsidiaries' ability to so restrict their right to encumber their assets is limited under the documentation related to the any of the Company's Oil and Gas Interests represented in the Credit Agreement in the Reserve Report or enter into any agreement or commitment with respect to any such sale, transfer, assignment, disposition or encumbrance;

            (g) other than in the ordinary course and consistent with past business practice, incur or become contingently liable for any indebtedness or guarantee any such indebtedness or redeem, purchase or acquire or offer to redeem, purchase or acquire any debt;

            (h) acquire or agree to acquire any assets other than in the ordinary course and consistent with past business practice;

            (i) modify or amend any existing agreement or enter into any new agreement with the Company's financial advisors or other similar consultants;

            (j) elect not to participate in any well to which proven reserves (as identified in the Reserve Report) have been attributed in the Reserve Report proposed pursuant to any existing net profits agreement or joint operating agreement; notwithstanding the foregoing, if the applicable authorization for expenditure ("AFE") exceeds $20,000 net to the Company's interest and Purchaser fails to approve such expenditure as contemplated by Section 6.01(k)(iv) below, the Company shall not be deemed to be in default of this Section 6.01(j) for its failure to participate in such well;

            (k) (i) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets or any other business combination) any corporation, partnership, other business organization or any division thereof or any significant amount of assets, except for purchases of inventory in the ordinary course of business consistent with past practice; (ii) incur any indebtedness for borrowed money other than draws under the Company's existing revolving credit facility or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any person, or make any loans or advances; (iii) except as provided in Section 6.01(j), enter into any contract or agreement other than in the ordinary course of business and consistent with past practice; (iv) issue any AFE or authorize any other individual capital expenditure in excess of $20,000 net to the Company's interest; or (v) except as provided in Section 6.01(j), enter into or amend any contract, agreement, commitment or arrangement with respect to any matter set forth in this Section 6.01(k);

            (l) increase the compensation payable or to become payable or the benefits provided to its directors, officers or employees, except for increases in the ordinary course of business and consistent with past practice in salaries or wages of employees of the Company or any Subsidiary who are not directors or officers of the Company or any Material Subsidiary, or establish, adopt, enter into or amend (except as may be required by law) any collective bargaining, bonus, profit-sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee;

            (m) take any action, other than reasonable and usual actions in the ordinary course of business and consistent with past practice, with respect to accounting policies or procedures;

            (n) make any material Tax election or settle or compromise any material Tax liability;

            (o) discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business and consistent with past practice, of liabilities reflected or reserved against in the Recent Balance Sheet or subsequently incurred in the ordinary course of business and consistent with past practice or liabilities or obligations owed to the Company or its Subsidiaries;

            (p) amend, modify or consent to the termination of any Material Contract, or amend, waive, modify or consent to the termination of the Company's or any Subsidiary's material rights thereunder;

            (q) commence or settle any material Action, except as previously agreed; or

            (r) publicly announce an intention, enter into any formal or informal agreement or otherwise make a commitment, to do any of the foregoing.

                                   ARTICLE VII
                              ADDITIONAL AGREEMENTS

      7.01. Stockholders' Meeting. The Company, acting through the Board, shall, in accordance with applicable law and the Company's Certificate of Incorporation and By-laws, duly call, give notice of, convene and hold an annual or special meeting of its stockholders as promptly as practicable after the Registration Statement is declared effective by the SEC for the purpose of considering and taking action on this Agreement and the Merger (the "Stockholders' Meeting") and
(a) include in the Proxy Statement, and not subsequently withdraw or modify in any manner adverse to Purchaser, the recommendation of the Board that the stockholders of the Company approve and adopt this Agreement and the Transactions and (b) use its best efforts to obtain such approval and adoption. At the Stockholders' Meeting, Purchaser shall cause all Company Shares then owned by it and its subsidiaries to be voted in favor of the approval and adoption of this Agreement and the Transactions.

      7.02. Proxy Statement. The Company shall prepare as soon as practicable a disclosure statement together with any appropriate amendments thereof or supplements thereto (the "Proxy Statement"), in compliance with Oklahoma Law, for distribution to the stockholders of the Company in connection with the solicitation of proxies or consents to the Transactions contemplated by this Agreement, including the Merger. The Company contemplates preparing the Proxy Statement as a separate document designed to provide its stockholders with all material information regarding the Company, and all material aspects of this Agreement, the Merger and the Transactions contemplated hereby and thereby, and further anticipate transmitting the Proxy Statement/Prospectus constituting a part of the Registration Statement and the Company's Proxy Statement to the Company's stockholders in connection with their approval of this Agreement and the Transactions contemplated hereby. The Proxy Statement shall be in form and substance reasonably satisfactory to Purchaser and shall comply with all applicable laws relating thereto and the use thereof contemplated in this Agreement. The Proxy Statement shall be delivered to Purchaser for filing by Purchaser with the SEC, as a part of or in connection with the Registration Statement. The Company shall make such modifications in the Proxy Statement as Purchaser shall reasonably request at any time prior to the distribution thereof to the Company's stockholders. When distributed to the stockholders, the Proxy Statement shall be accompanied by such additional materials as Purchaser shall reasonably require. Purchaser shall furnish the Company all information concerning Purchaser required for use in the Proxy Statement, and Purchaser shall take such other action as the Company may reasonably request in connection with the preparation of the Proxy Statement. None of the information furnished by or on behalf of Purchaser for use in the Proxy Statement shall contain any material or misstatement of fact or omit to state a material fact or any fact necessary to make these statements contained therein not misleading. The Proxy Statement shall not contain any material or misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

      7.03. Registration Statement. Purchaser shall prepare and file with the SEC as soon as practicable a registration statement on Form S-4 or such other SEC form as Purchaser deems appropriate to register the Purchaser Shares (the "Registration Statement") with respect to the Purchaser Shares issuable in the Merger, a portion of which shall also serve as a part of the Proxy Statement/Prospectus with respect to the meetings of the stockholders of the Company to approve this Agreement, the Merger and the Transactions relating hereto and thereto, and shall use all reasonable efforts to have the Registration Statement declared effective by the SEC as soon as practicable. Purchaser shall also take prior to Closing any action required to be taken under applicable Blue Sky or state securities laws in connection with the issuance of the Purchaser Shares and the Merger. The Company shall furnish to Purchaser all information concerning the Company as may be required for use in the Registration Statement, and the Company shall take such other actions as Purchaser may reasonably request in connection with the preparation of such Registration Statement and the actions to be taken by the Company pursuant to this Section 7.03. None of the information furnished by or on behalf of the Company for use in the Registration Statement shall contain any material or misstatement of fact or omit to state a material fact or any fact necessary to make these statements contained therein not misleading.

      7.04. Access to Information; Confidentiality.

            (a) From the date hereof until the Effective Time, the Company shall, and shall cause the Subsidiaries and the officers, directors, employees, auditors and agents of the Company and the Subsidiaries to, afford the officers, employees and agents of the Purchaser and persons providing or proposing to provide Purchaser with financing for the Transactions complete access at all reasonable times to the officers, employees, agents, properties, offices, plants and other facilities, books and records of the Company and each Subsidiary, and shall furnish Purchaser and persons providing or proposing to provide Purchaser with financing for the Transactions with such financial, operating and other data and information as Purchaser, through their officers, employees or agents, may reasonably request.

            (b) All information obtained by Purchaser pursuant to this Section
7.04 shall be kept confidential in accordance with the confidentiality agreement (the "Confidentiality Agreement") previously executed between Purchaser and the Company, and nothing herein shall limit or abrogate the terms of the Confidentiality Agreement, except as set forth in Section 7.10.

            (c) No investigation pursuant to this Section 7.04 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto or any condition to the Merger.

      7.05. No Solicitation of Transactions.

            (a) Neither the Company nor any Subsidiary through any officer, director, advisor or other person acting on its behalf shall, directly or indirectly, solicit, initiate or encourage in any way any Acquisition Proposal; provided, however, that the Company may furnish information to and negotiate with a third party (a "Potential Acquirer") if the Potential Acquirer has, in circumstances not involving any breach by the Company of the foregoing provisions, made a tender or exchange offer for, or a proposal to the Board to acquire 20% or more of the Company Shares, and (A) the Board determines in good faith, based on the advice of outside counsel, that the failure to do so would be reasonably likely to constitute a breach of its fiduciary duties to the stockholders of the Company under applicable law, and (B) the Company's Board is advised by its financial advisor that such Potential Acquirer has the financial wherewithal to consummate the acquisition and such acquisition would be more favorable to the stockholders of the Company than the Transactions contemplated by this Agreement.

            (b) Except as set forth in this Section 7.05(b), neither the Board nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Purchaser, the approval or recommendation by the Board or any such committee of this Agreement or the Merger, (ii) approve or recommend, or propose to approve or recommend, any Acquisition Proposal or (iii) enter into any agreement with respect to any Acquisition Proposal. Notwithstanding the foregoing, in the event that, prior to the Effective Time, the Board determines in good faith that it is required to do so by its fiduciary duties under applicable law after having received advice from outside legal counsel, the Board may withdraw or modify its approval or recommendation of the Merger, but only to terminate this Agreement in accordance with Section 9.01(d)(ii) (and, concurrently with such termination, cause the Company to enter into an agreement with respect to a Superior Proposal).

            (c) The Company shall, and shall direct or cause its directors, officers, employees, representatives and agents to, immediately cease and cause to be terminated any discussions or negotiations with third parties that may be ongoing with respect to any Acquisition Proposal.

            (d) The Company shall promptly advise Purchaser in writing (within 48 hours) of the material terms and conditions of such Acquisition Proposal.

      7.06. Employee Matters. The Company and the Subsidiaries will cooperate with Purchaser in making their employees available during regular business hours for Purchaser to conduct interviews to determine the prospect of continuing employment of such employees following the Effective Time. As soon as practicable after the date hereof, and in any event not later than the date that the Proxy Statement is distributed to the Company's stockholders (the "Mailing Date"), Purchaser will provide to the Company a list of the employees whom it intends to continue to employ, and a summary of the material terms of such employment, which terms shall not be less favorable than such employee's current employment terms. At any time after receipt of the list, the Company may terminate any employees whose names are not on such list and shall pay any severance to such employees to which they may be entitled under the terms of any employment contract, termination agreement or policies in existence as of October 31, 2001 or as described in Section 7.06 of the Disclosure Schedule. Nothing contained in this Section 7.06 shall change the nature of the "at will" employment relationship that exists between the Company, the Subsidiaries, and their employees. After the Effective Date, Purchaser will cause the Company to maintain welfare benefit plans with benefits no less favorable to the persons covered thereby than the Company's existing welfare benefit plans for such period of time as is necessary for the Company to fulfill its obligations under the Company's existing contracts and policies. The previous sentence may not be amended or waived without the consent of the persons for whom the Company is obligated to provide coverage.

      7.07. Directors' and Officers' Indemnification and Insurance.

            (a) With respect to indemnification provisions, the Certificate of Incorporation of the Company shall not be amended, repealed or otherwise modified in any manner that would materially adversely affect the rights of individuals who, at or prior to the Effective Time, were directors, officers, employees, fiduciaries or agents of the Company, under which such individuals shall be indemnified by the Company and Purchaser to the fullest extent permitted under the law, unless such modification shall be required by law.

            (b) Purchaser shall obtain and maintain directors' and officers' ("D&O") insurance that serves to reimburse persons currently covered by the Company's indemnification in full force and effect for the continued benefit of such persons for a continuous period of not less than two years from the Effective Time.

            (c) In the event the Company or Purchaser or any of their successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Company or Purchaser, as the case may be, or at its option, Purchaser shall assume the obligations set forth in this
Section 7.07.

            (d) Purchaser hereby guarantees the indemnification obligations of the Company to its officers and directors arising under the Company's Bylaws or Oklahoma Law.

            (e) Notwithstanding anything to the contrary in this Agreement, the provisions of this Section 7.07 shall survive the consummation of the Merger, and the provisions of Section 7.07(d) shall continue whether or not the Transactions are consummated.

            (f) The parties acknowledge that the provisions of this Section 7.07 are in addition to and not in lieu of the indemnification obligations of the Company set forth in the agreements listed in Section 4.23 of the Disclosure Schedule.

      7.08. Notification of Certain Matters. The Company shall give prompt notice to Purchaser, and Purchaser shall give prompt notice to the Company, of
(a) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which reasonably could be expected to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect, (b) any failure of the Company or Purchaser, as the case may be, to comply with or satisfy any covenant or agreement to be complied with or satisfied by it hereunder, and (c) any other material adverse development (other than changes in general economic conditions or changes in oil or natural gas prices) relating to the business, prospects, financial condition or results of operations of the Company and the Subsidiaries; provided, however, that the delivery of any notice pursuant to this Section 7.08 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

      7.09. Further Action; Reasonable Best Efforts.

            (a) Upon the terms and subject to the conditions hereof, each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Transactions, including, without limitation, using its reasonable best efforts to obtain all Permits, consents, approvals, authorizations, qualifications and orders of Governmental Authorities and parties to contracts with the Company and the Subsidiaries as are necessary for the consummation of the Transactions and to fulfill the conditions to the Merger; provided that Purchaser will not be required by this Section 7.09 to take any action, including entering into any consent decree, hold separate orders or other arrangements, that (a) requires the divestiture of any assets of any of Purchaser the Company or any of their respective subsidiaries or (b) limits Purchaser's ability to operate, the Company and the Subsidiaries or any portion thereof or any of Purchaser's or its affiliates' other assets or businesses in a manner consistent with past practice. In case, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall use their reasonable best efforts to take all such action.

            (b) Each of the parties hereto agrees to cooperate and use its reasonable best efforts to vigorously contest and resist any Action, including administrative or judicial Action, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) that is in effect and that restricts, prevents or prohibits consummation of the Transactions, including, without limitation, by vigorously pursuing all available avenues of administrative and judicial appeal.

            (c) To the extent necessary to fund the on-going obligations of the Company between the date of this Agreement and the consummation of the Transactions, Purchaser will, at its sole discretion and judgement, make available loans to the Company. The loans provided to the Company shall be secured by a second mortgage against all of the oil and gas assets and properties of the Company and will be documented in the form of Notes Payable as provided in Exhibit "C" attached hereto. As an inducement to the Purchaser to make such loans and in the event that this Agreement is terminated prior to consummation of the Transactions contemplated herein, at the time the Agreement is terminated, Purchaser shall receive restricted common stock of the Company in an amount equal to the amount of the loans plus accrued interest thereon. The number of shares so issued to Purchaser shall be the amount of the loan plus accrued interest at 9% per annum divided by $0.02 per share. The issuance of the shares provided herein shall be deemed payment for the loans.

      7.10 Public Announcements. Purchaser and the Company agree that no public release or announcement concerning the Transactions or the Merger shall be issued by either party without the prior consent of the other party (which consent shall not be unreasonably withheld), except as such release or announcement may be required by Law or the rules or regulations of any United States securities exchange or national market, in which case the party required to make the release or announcement shall use its best efforts to allow the other party reasonable time to comment on such release or announcement in advance of such issuance.

      7.11. Confidentiality Agreement. Upon the Effective Time, the Confidentiality Agreement shall be deemed to have terminated without further action by the parties thereto.

      7.12 Disclosure Schedules. At any time on or before the thirtieth (30th) day following the date hereof, the Company may add, complete, supplement or substitute any Disclosure Schedule by delivery of the same to Purchaser, and Purchaser shall have five (5) business days following the receipt of any such updated Disclosure Schedule to review the same. If the disclosures in such Disclosure Schedule, when considered with any other updated Disclosure Schedule, would result in a Material Adverse Effect, then Purchaser may terminate this Agreement upon written notice to the Company within such five-day business period.

                                  ARTICLE VIII
                            CONDITIONS TO THE MERGER

      8.01. Conditions to the Merger. The obligations of each party to effect the Merger shall be subject to the satisfaction, at or prior to the Effective Time, of the following conditions:

            (a) Stockholder Approval. If and to the extent required by Oklahoma Law, this Agreement and the Transactions shall have been approved and adopted by the affirmative vote of the stockholders of the Company;

            (b) No Order. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the acquisition of Company Shares by Purchaser or any affiliate of either of them illegal or otherwise restricting, preventing or prohibiting consummation of the Transactions; and

            (c) Fairness Opinion. If the Company elects to obtain a Fairness Opinion in accordance with Section 3.09, such opinion must be obtained within thirty (30) days of the date of this Agreement.

                                   ARTICLE IX
                        TERMINATION, AMENDMENT AND WAIVER

      9.01. Termination. This Agreement may be terminated and the Merger and the other Transactions may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval and adoption of this Agreement and the Transactions by the stockholders of the Company:

            (a) by mutual written consent of each of Purchaser and the Company duly authorized by the Boards of Directors of Purchaser and the Company; or

            (b) by either Purchaser or the Company if (i) the Effective Time shall not have occurred on or before June 30, 2002; provided, however, that the right to terminate this Agreement under this Section 9.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date or (ii) any Governmental Authority shall have enacted, issued, promulgated, enforced or entered any injunction, order, decree or ruling which has become final and non-appealable and has the effect of making consummation of the Merger illegal or otherwise preventing or prohibiting consummation of the Merger; or

            (c) by Purchaser if (i) due to an occurrence or circumstance that would result in a failure to satisfy any condition set forth in Annex A hereto, Purchaser shall have (a) failed to file the Registration Statement within 60 days following the date of this Agreement, (b) terminated the registration or
(c) failed to have the Registration Statement declared effective by the SEC within 120 days following the date hereof (provided, however, that the applicable time period specified in (a) and (c) above shall be extended until June 30, 2002), unless such action or inaction under (a), (b) or (c) shall have been caused by or resulted from the failure of Purchaser to perform, in any material respect, any of their covenants or agreements contained in this Agreement, or the material breach by Purchaser of any of its representations or warranties contained in this Agreement; (ii) prior to the Mailing Date, the Board or any committee thereof shall have withdrawn, modified or failed to make in a manner adverse to Purchaser its approval or recommendation of this Agreement or the Merger, or shall have recommended or approved any Acquisition Proposal, or shall have resolved to do any of the foregoing; or (iii) Purchaser exercises its termination right set forth in Section 7.12; or

            (d) by the Company, upon approval of the Board, if (i) Purchaser shall have (x) failed to file the Registration Statement within sixty (60) days following the date of this Agreement, or (y) terminated the registration, unless such action or inaction under (x) or (y) shall have been caused by or resulted from the failure of the Company to perform, in any material respect, any of its material covenants or agreements contained in this Agreement or the material breach by the Company of any of its material representations or warranties contained in this Agreement, (ii) the Registration Statement shall not have been declared effective June 30, 2002 (but subject to the occurrence of a Suspension Event), unless such failure of such effectiveness to occur shall have been caused by or resulted from the failure of the Company to perform, in any material respect, any of its material covenants or agreements contained in this Agreement or the material breach by the Company of any of its material representations or warranties contained in this Agreement, (iii) Purchaser shall have committed a material breach of this Agreement, or (iv) prior to the Mailing Date, the Board determines in good faith that it is required to do so by its fiduciary duties under applicable law after having received advice from outside legal counsel in order to enter into a definitive agreement with respect to a Superior Proposal, upon two calendar days' prior written notice to Purchaser setting forth in reasonable detail the identity of the person making, and the final terms and conditions of, the Superior Proposal; provided, however, that any termination of this Agreement pursuant to this Section 9.01(d)(iv) shall not be effective until the Company has made full payment of all amounts provided under Section 9.03; provided, however, that in each case, the time periods and deadlines in subsection (c) and (d) of this Section 9.01 may be extended, at the option of either party as reasonably necessitated by the occurrence of a Suspension Event for such period of time as may be reasonably necessary (but not to exceed five (5) business days) following the conclusion of a Suspension Event, but in no event to exceed twenty (20) business days.

      9.02. Effect of Termination. In the event of the termination of this Agreement pursuant to Section 9.01, this Agreement shall forthwith become void, and there shall be no liability on the part of any party hereto, except (a) as set forth in Section 7.07(d) or (e), or Section 9.03 and (b) nothing herein shall relieve any party from liability for any intentional breach hereof prior to the date of such termination; provided, however, that the Confidentiality Agreement shall survive any termination of this Agreement.

      9.03. Fees.

            (a) In the event this Agreement is terminated pursuant to Section 9.01(c)(ii) or 9.01(d)(iv), then, in any such event, the Company shall pay Purchaser promptly (but in no event later than one business day after the first of such events shall have occurred) a fee of $200,000 (the "Fee"), which amount shall be payable in immediately available funds or in restricted common stock of the Company valued at $0.02 per share.
            (b) Except as set forth in this Section 9.03, all costs and expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such expenses, whether or not any Transaction is consummated.

            (c) In the event that the Company shall fail to pay the Fee it shall also pay Purchaser interest on such unpaid Fee, commencing on the date that the Fee became due, at a rate equal to the rate of interest publicly announced by Citibank, N.A., from time to time, in the City of New York, as such bank's Base Rate.

      9.04. Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, (a) Section 7.07 hereof may not be amended without the consent of John R. Bailey and Luther Henderson, and (b) after the approval and adoption of this Agreement and the Transactions by the stockholders of the Company, no amendment may be made that would reduce the amount or change the type of consideration into which each Share shall be converted upon consummation of the Merger. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

      9.05. Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any agreement of any other party or any condition to its own obligations contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

                                    ARTICLE X
                               GENERAL PROVISIONS

      10.01. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by overnight courier or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.01):

                         if to Purchaser:

                         Imperial Petroleum, Inc.
                         11600 German Pines Dr.
                         Evansville, IN 47725
                     Attention: Jeffrey T. Wilson, President


                         if to the Company:

                         Warrior Resources, Inc.
                         4925 Greenville Avenue
                         Suite 1301
                         Dallas, Texas 75206
                      Attention: John Bailey, Vice Chairman


      10.02. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

      10.03. Entire Agreement; Assignment. This Agreement supercedes the letter of intent dated January 16, 2002 between Purchaser and the Company and constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes, except as set forth in Sections 7.04(b) and 7.11, all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise), except that Purchaser may assign all or any of their rights and obligations hereunder to any affiliate of Purchaser, provided that no such assignment shall relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations.

      10.04. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Sections 7.06 and 7.07 (which are intended to be for the benefit of the persons identified therein and may be enforced by such persons).

      10.05. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

      10.06. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada applicable to contracts executed in and to be performed in that State. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any Texas state or federal court sitting in Dallas County, Texas. The parties hereto hereby (a) submit to the exclusive jurisdiction of any state or federal court sitting in the Dallas County, Texas for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the Transactions may not be enforced in or by any of the above-named courts.

      10.07. Waiver of Jury Trial. Each of the parties hereto hereby waives to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the Transactions.

      10.08. Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

      10.09. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.


                            [signature page follows]

      IN WITNESS WHEREOF, Purchaser and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                    IMPERIAL PETROLEUM, INC.


                                    By:
                                        --------------------------------
                                          Jeffrey T. Wilson, President


                                    WARRIOR RESOURCES, INC.


                                     By:
                                         -------------------------------
                                          John Bailey, Vice Chairman

                                     Annex A

                            Conditions to the Merger

     Notwithstanding any other provision of the Merger, Purchaser shall not be required to consummate the Merger, if at any time on or after the date of this Agreement and prior to the Effective Time, any of the following conditions shall exist:

     (a) the Company is unable or unwilling to provide audited financial information as of August 31, 2001 and for any interim periods required for inclusion in the Registration Statement to be filed by Purchaser to register the shares to be exchanged as part of this Agreement;

     (b) the Purchaser is unable, after due effort and diligence, to obtain a declaration from the SEC that the Registration Statement to be filed by Purchaser is effective;

     (c) there shall have been instituted or be pending any Action by any Governmental Authority (i) challenging or seeking to make illegal, delay, or otherwise, directly or indirectly, restrain or prohibit or make materially more costly, the consummation of the Merger or any other Transaction, or seeking to obtain damages in connection with any Transaction; (ii) seeking to prohibit or limit the ownership or operation by the Company, Purchaser or any of their subsidiaries of all or any of the business or assets of the Company, Purchaser or any of their subsidiaries or to compel the Company, Purchaser or any of their subsidiaries, as a result of the Transactions, to dispose of or to hold separate all or any portion of the business or assets of the Company, Purchaser or any of their subsidiaries; (iii) seeking to impose or confirm any limitation on the ability of Purchaser or any other affiliate of Purchaser to exercise effectively full rights of ownership of any Company Shares; (iv) seeking to require divestiture by Purchaser or any other affiliate of Purchaser of any Company Shares; or (v) that otherwise is likely to materially and adversely affect Purchaser or have a Material Adverse Effect;

     (d) any Governmental Authority or court of competent jurisdiction shall have issued an order, decree, injunction or ruling or taken any other action (i) permanently restraining, enjoining or otherwise prohibiting or preventing the Transactions and such order, decree, injunction, ruling or other action shall have become final and non-appealable, or (ii) that is reasonably likely to result, directly or indirectly, in any of the consequences referred to in clause
(i) through (v) of paragraph (a) above;

     (e) there shall have been any statute, rule, regulation, legislation or interpretation enacted, promulgated, amended, issued or deemed applicable to (i) Purchaser, the Company or any subsidiary or affiliate of Purchaser or the Company or (ii) any Transaction, by any United States legislative body or Governmental Authority with appropriate jurisdiction, that is reasonably likely to result, directly or indirectly, in any of the consequences referred to in clauses (i) through (v) of paragraph (a) above;

     (f) (i) the Board, or any committee thereof, shall have withdrawn or modified, in a manner adverse to Purchaser, the approval or recommendation of the Merger, the Agreement, or approved or recommended any Acquisition Proposal or any other acquisition of Company Shares other than the Merger or (ii) the Board, or any committee thereof, shall have resolved to do any of the foregoing;

     (g) (i) any representation or warranty of the Company in the Agreement that is qualified as to Material Adverse Effect shall not be true and correct as so qualified or (ii) any representation or warranty that is not so qualified shall not be true and correct (except where the failure to be true and correct would not have a Material Adverse Effect), in each case as if such representation or warranty was made as of such time on or after the date of this Agreement (except as to any representation or warranty made as of a specified date);

     (h) the Company shall have failed to perform, in any material respect, any obligation or to comply, in any material respect, with any agreement or covenant of the Company to be performed or complied with by it under the Agreement; or

     (i) the Company shall have failed to deliver to Purchaser evidence reasonably satisfactory to Purchaser that, upon the Effective Time, any outstanding options or warrants to acquire shares of the Company will either (a) have been exercised or terminated, or (b) will automatically convert into the right to acquire Purchaser Shares in accordance with the terms of such security.

     (j) the Agreement shall have been terminated in accordance with its terms.

     The foregoing conditions are for the sole benefit of Purchaser and may be asserted by Purchaser regardless of the circumstances giving rise to any such condition or may be waived by Purchaser, in whole or in part at any time and from time to time in their sole discretion. The failure by Purchaser at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right; the waiver of any such right with respect to particular facts and other circumstances shall not be deemed a waiver with respect to any other facts and circumstances; and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time.

                               EXCHANGE AGREEMENT


     This EXCHANGE AGREEMENT ("this Agreement") is entered into this 13th day of February 2002 by and between IMPERIAL PETROLEUM, INC., a Nevada corporation ("Imperial"); JOHN R. BAILEY, an individual ("Bailey"); and LUTHER HENDERSON, an individual ("Henderson"). Bailey and Henderson are referred herein collectively as the "Warrior Stockholders."

     WHEREAS, Imperial and Warrior Resources, Inc., an Oklahoma corporation ("Warrior") formerly known as Comanche Energy, Inc., have signed a Memorandum of Understanding dated January 11, 2002 in relation to the acquisition of Warrior by Imperial through a registered tender offer pursuant to Section 14(d)1 of the Securities Act of 1934; and

     WHEREAS, as a condition to the Tender Offer, Imperial has required that Bailey and Henderson (a) execute this Agreement, (b) resign as officers and directors of Warrior, and (c) appoint Imperial's nominees as directors of Imperial; and

     WHEREAS, as a condition to Bailey's and Henderson's execution of this Agreement and resignation as directors Warrior, Bailey and Henderson have required Imperial (a) to agree to make the loans contemplated by the Note (as defined herein), and (b) to offer to purchase all other shares of Warrior on the same terms as the exchange contemplated hereby; and

     WHEREAS, in connection with the proposed Tender Offer, Bailey, Henderson, and Imperial deem it advisable and in the best interests of Warrior and Imperial to enter into this Agreement to facilitate the acquisition of Warrior and a timely transition of management; and

     WHEREAS, Bailey and Henderson are each Accredited Investors as that term is defined by the Securities Act of 1933 as amended; and

     WHEREAS, the Board of Directors of Imperial deems it advisable and in the best interests of Imperial to approve the transactions contemplated herein;

     NOW, THEREFORE, in consideration of the promises and of the mutual agreements, provisions and covenants herein contained, the parties hereto agree as follows.

     1.01 Exchange. Subject to the terms and conditions herein set forth, at the time of closing set forth in Section 1.02 hereof, Imperial hereby agrees to issue or cause to be issued and deliver at closing a total of 2,948,457 shares (par value $0.006) of the restricted common stock of Imperial as follows:

          (a) 682,000 shares shall be issued to Bailey in exchange for the assignment of 6,820,000 shares of the common stock of Warrior to Imperial and the cancellation of 1,000,000 shares to be issued under that certain Option Agreement on behalf of Bailey.

          (b) 2,266,457 shares shall be issued to Henderson in exchange for the assignment of 22,664,572 shares of the common stock of Warrior to Imperial.

          (c) Bailey and Henderson shall have "demand registration rights" and "piggyback registration rights" with respect to the shares to be received hereunder, in accordance with the terms of the Registration Rights Agreement attached hereto as Exhibit "A" (the "Registration Rights Agreement").

          (d) In connection with the exchange of shares as herein contemplated and as a further inducement to Bailey and Henderson to complete the transactions herein contemplated, Imperial shall provide certain loans to Warrior to assist Warrior in meeting its financial obligations during the course of completing the Tender Offer based upon the schedule attached hereto as Exhibit "B." Bailey and Henderson shall cause Warrior to execute a Promissory Note for the total loans provided by Imperial in the form as attached hereto as Exhibit "C." In the event that Imperial does not provide the loan funds to Warrior as indicated on Exhibit "B," within 10 business days of the indicated schedule, Bailey and Henderson shall each be issued Additional Compensation Shares in the form of Imperial restricted common stock equal to the number of shares shown on the attached Exhibit "D." The Additional Compensation Shares shall be reduced by the proportionate amount of the loans advanced by Imperial at the expiration of 10 business days after each due date and the amount of the indebtedness discharged or reduced by Imperial or Warrior through other means. The total number of Additional Compensation Shares that Imperial may be required to issue to Bailey and Henderson combined shall not exceed 1,540,000.

          (e) Promptly following the execution of this Agreement, Bailey and Henderson shall resign as officers and directors of Warrior and shall use their reasonable best efforts to appoint Imperial's nominees as directors of Warrior.

     1.02 Closing. Subject to the terms and provisions of this Agreement, the closing of the exchange transaction will be at 10:00 a.m. at the offices of Imperial Petroleum, Inc., 11600 German Pines Drive, Evansville, IN 47725 on or before February 12, 2002, or at such earlier or later date or such other place as shall be mutually agreed upon by Imperial and Bailey and Henderson, such date and time sometimes being referred to herein as the "Closing" or "Closing Date."

2.    Representations and Warranties of the Warrior Stockholders.


     Each of the Warrior Stockholders severally, and not jointly, represents and warrants to Imperial that, with respect to the Warrior shares owned by such Warrior Stockholder as set forth on Exhibit "E" attached hereto, the statements contained in this Section 2 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 2.

     2.01 Authorization. The Warrior Stockholder has full power and authority to execute and deliver this Agreement and to perform his obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Warrior Stockholder, enforceable in accordance with its terms and conditions. The Warrior Stockholder need not give any notice to, make any filing with, or obtain any authorization, consent or approval of any government, governmental agency, or other person in order to consummate the transactions contemplated by this Agreement.

     2.02 Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge or other restriction of any government, governmental agency or court to which the Warrior Stockholder is subject, or conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, security interest, or other arrangement to which the Warrior Stockholder is a party or by which he is bound or to which any of his assets are subject.

     2.03 Ownership. The Warrior Stockholder holds of record or owns beneficially the number of Warrior Shares set forth opposite his name as set forth on Exhibit "E" attached hereto. The Warrior Stockholder holds his Warrior Shares free and clear of any restrictions on transfer (other than restrictions under federal and state securities laws), claims, taxes, security interests, options, warrants, rights, contracts, calls, commitments, equities and demands. Except for shares covered by those certain Option Agreements and those certain Put Agreements as indicated on the attached Exhibit "E", the Warrior Stockholder is not a party to any option, warrant, contract, call, put or other agreement or commitment providing for the disposition or acquisition of any capital stock of Warrior (other than this Agreement). The Warrior Stockholder is not a party to any voting trust, proxy or other agreement or understanding with respect to the voting of any capital stock of Warrior.

     2.04 Speculative Nature and Risk. The Warrior Stockholders each understand and acknowledge the speculative nature of and substantial risk of loss associated with an investment in the Imperial Shares which may be subject to substantial dilution. The Warrior Stockholders each represent and warrant that the Imperial Shares constitute an investment which is suitable and consistent with their respective financial conditions and that they are each able to bear the risks of this investment for an indefinite period of time, which may include the total loss of their investment in Imperial. The Warrior Stockholders each further represent that they have adequate means of providing for their respective current financial needs and corporate and personal contingencies and no need for liquidity in their investment in Warrior and that they each have sufficient financial and business experience to evaluate the merits and risks of an investment in Warrior.

     2.05 Federal or State Securities Laws. The Warrior Stockholders each understand and acknowledge that the Imperial Shares have not been, and will not be, registered under the Securities Act of 1933, as amended (the "1933 Act"), or applicable state securities laws, and the Warrior Stockholders are each aware that no federal or state agency has made any review, finding or determination regarding the terms of their acquisition of the Imperial Shares nor any recommendation or endorsement of the Imperial Shares as an investment, and the Warrior Stockholders must each forego the security, if any, that such a review would provide.

     2.06 Acquisition for Own Account. The Warrior Stockholders each understand and acknowledge that the Imperial Shares are being offered and sold under exemptions from registration provided by the 1933 Act and exemptions provided by applicable state securities laws and the Warrior Stockholders each warrant and represent that the Imperial Shares are being acquired by them solely for their own account, for investment purposes only, and not with a view to or for the resale, distribution, subdivision or fractionalization thereof. The Warrior Stockholders each represent and warrant that they have no agreement or other arrangement, formal or informal, with any person to sell, transfer or pledge any part of the Imperial Shares or which would guarantee them any profit or protect them against any loss with respect to the Imperial Shares. Further, the Warrior Stockholders have no plans to enter into any such agreement or arrangement, and, consequently, they must each bear the economic risk of an investment in the Imperial Shares for an indefinite period of time.

     2.07 Limitations on Resale or Transfer. The Warrior Stockholders each understand and acknowledge that the Imperial Shares will be "restricted" as defined in Rule 144 under the 1933 Act and that therefore they cannot offer to sell or otherwise transfer or distribute the Imperial Shares without registration thereof, under both the 1933 Act and any applicable state securities laws, or unless an exemption is, in the opinion of Imperial's counsel, available to them under the 1933 Act and any applicable state securities laws. Such exemption is not now available and it is not anticipated that any such exemption will become available in the future. The Warrior Stockholders each further understand and acknowledge that the restrictions on the transfer of the Imperial Shares will be noted on the books of Imperial and that the stock certificate representing the Imperial Shares will bear a written legend setting forth the restriction on the transferability of the Imperial Shares in substantially the following form:

          THE  SECURITIES   REPRESENTED  BY  THIS   CERTIFICATE  HAVE  NOT  BEEN
     REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED FOR VALUE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OF THEM UNDER THE SECURITIES ACT OF 1933, OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT.

     2.08 Independent Investigation of Imperial. The Warrior Stockholders confirm that they have received, reviewed, understand and have fully considered (including, without limitation, the financial statements contained therein) for purposes of their acquisition of the Imperial Shares, the business prospects and leases of Imperial. The Warrior Stockholders acknowledge that (i) Imperial has limited financial resources and will need additional sources of capital to implement its current business plan, the availability of which is uncertain and cannot be assured, and (ii) the Imperial Shares are a highly speculative investment with a high degree of risk of loss by the Warrior Stockholders of their investment therein. The Warrior Stockholders represent and warrant that in making the decision to acquire the Imperial Shares, they have relied upon their own independent investigation of Imperial and the independent investigations by their representatives, including their own professional legal, tax and business advisors, and that the Warrior Stockholders and their representatives have been given the opportunity to examine all relevant documents and to ask questions of and to receive answers from Imperial, or person(s) acting on its behalf, concerning the terms and conditions of acquisition by the Warrior Stockholders of the Imperial Shares and any other matters concerning an investment in Imperial, and to obtain any additional information the Warrior Stockholders deem necessary to verify the accuracy of the information provided.

     2.09  Disclosure.  The  representations  and  warranties  contained in this
Section 2 do not contain any untrue statement of a fact or omit to state any fact necessary in order to make the statements and information contained in this
Section 2 not misleading.

3.    Representations and Warranties of Imperial

     Imperial represents and warrants to the Warrior Stockholders that the statements contained in this Section 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date.

     3.01 Organization, Qualification and Corporate Power. Imperial is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Imperial is duly authorized to conduct business and is in good standing under the laws of each jurisdiction in which the nature of its business or the ownership or leasing of its properties requires such qualification. Imperial has full corporate power and authority to carry on the business in which it is engaged and to own and use the properties owned and used by it. Imperial has made available for inspection by the Warrior Stockholders correct and complete copies of the Certificate of Incorporation and Bylaws of Imperial (as amended to date). The minute books containing the records of meetings of the stockholders, the Board of Directors and any committees of the Board of Directors, the stock certificate books and the stock record books of Imperial are correct and complete. Imperial is not in default under or in violation of any provision of its Certificate of Incorporation or Bylaws.

     3.02  Capitalization.  The  entire  authorized  capital  stock of  Imperial consists of (i) 50,000,000 shares of common stock, par value $0.006 per share, of which 14,647,498 shares are issued and outstanding and 116,667 shares are held in treasury. All of the issued and outstanding shares have been duly authorized, are validly issued, fully paid, and non-assessable and are held of record by the respective Imperial shareholders as set forth in Imperial's stock record books. There are no outstanding or authorized options, warrants, rights, contracts, calls, puts, rights to subscribe, conversion rights or other agreements or commitments to which Imperial is a party or which are binding upon Imperial providing for the issuance, disposition or acquisition of any of its capital stock, except as disclosed in the Company's filings with the SEC and its most recent annual and quarterly reports. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to Imperial. There are no voting trusts, proxies or any other agreements or understandings with respect to the voting of the capital stock of Imperial. Upon issuance, the Imperial Shares to be issued to the Warrior Stockholders pursuant to this Agreement will be duly authorized, validly issued, fully paid and non-assessable.

     3.03 Non-contravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge or other restriction of any government, governmental agency or court to which the Imperial is subject or any provision of its Certificate of Incorporation or Bylaws of Imperial or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel or require any notice under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, security interest or other arrangement to which Imperial is a party or by which it is bound or to which any of its assets is subject or result in the imposition of any security interest upon any of its assets. Imperial is not required to give any notice to, make any filing with, or obtain any authorization, consent or approval of any government, governmental agency or other person in order for Imperial to consummate the transactions contemplated by this Agreement.

     3.04 Common Stock Trading Market. The common stock of Imperial is eligible for quotation and is quoted on the National Association of Securities Dealers ("NASD") OTC Bulletin Board in accordance with the applicable rules of the NASD and Securities and Exchange Commission ("SEC") and is in compliance with applicable NASD and SEC rules for continuing quotation on the NASD Bulletin Board. There are a number of broker-dealers which are market-makers in the common stock of Imperial and a complete list is available at the web site for the OTC Bulletin Board ("Market-Makers"). Imperial has furnished each Market-Maker and each other broker-dealer effecting transactions in the
Company's common stock with all information required by SEC Rule 15c2-11 as required. Imperial, its officers, directors and affiliates have fully complied with any and all requests for information by the Market-Makers and all other broker-dealers, whether or not acting in the capacity of a market-maker, pursuant to SEC Rule 15c2-11. Any and all information provided by Imperial to the Market-Makers and all other broker-dealers, whether or not acting in the capacity of a market-maker, was, at the time if was furnished, accurate in all material respects.

     3.05 Speculative Nature and Risk. Imperial understands and acknowledges the speculative nature of and substantial risk of loss associated with an investment in the Warrior Shares which may be subject to substantial dilution. Imperial represents and warrants that the Warrior Shares constitute an investment which is suitable and consistent with its financial conditions and that it is able to bear the risks of this investment for an indefinite period of time, which may include the total loss of its investment in Warrior. Imperial further represents that it has adequate means of providing for its respective current financial needs and corporate and personal contingencies and no need for liquidity in its investment in Warrior and that it has sufficient financial and business experience to evaluate the merits and risks of an investment in Warrior.

     3.06 Federal or State Securities Laws. Imperial understands and acknowledges that the Warrior Shares have not been, and will not be, registered under the 1933 Act, or applicable state securities laws and Imperial is aware that no federal or state agency has made any review, finding or determination regarding the terms of their acquisition of the Warrior Shares nor any recommendation or endorsement of the Warrior Shares as an investment, and Imperial must forego the security, if any, that such a review would provide.

     3.07 Acquisition for Own Account. Imperial understands and acknowledges that the Warrior Shares are being offered and sold under exemptions from registration provided by the 1933 Act and exemptions provided by applicable state securities laws and Imperial warrants and represents that the Warrior Shares are being acquired by it solely for its own account, for investment purposes only, and not with a view to or for the resale, distribution, subdivision or fractionalization thereof. Imperial represents and warrants that it has no agreement or other arrangement, formal or informal, with any person to sell, transfer or pledge any part of the Warrior Shares or which would guarantee them any profit or protect them against any loss with respect to the Warrior Shares. Further, Imperial has no plans to enter into any such agreement or arrangement, and, consequently, it must bear the economic risk of an investment in the Warrior Shares for an indefinite period of time.

     3.08 Limitations on Resale or Transfer. Imperial understands and acknowledges that the Warrior Shares will be "restricted" as defined in Rule 144 under the 1933 Act and that therefore it cannot offer to sell or otherwise transfer or distribute the Warrior Shares without registration thereof, which Warrior is not obligated to do, under both the 1933 Act and any applicable state securities laws, or unless an exemption is, in the opinion of Warrior's counsel, available to them under the 1933 Act and any applicable state securities laws. Such exemption is not now available and it is not anticipated that any such exemption will become available in the future. Imperial further understands and acknowledges that the restrictions on the transfer of the Warrior Shares will be noted on the books of Warrior and that the stock certificate representing the Warrior Shares will bear a written legend setting forth the restriction on the transferability of the Warrior Shares in substantially the following form:

          THE  SECURITIES   REPRESENTED  BY  THIS   CERTIFICATE  HAVE  NOT  BEEN
     REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED FOR VALUE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OF THEM UNDER THE SECURITIES ACT OF 1933, OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT.

     3.09 Independent Investigation of Warrior. Imperial confirms that it has received, reviewed, understands and has fully considered (including, without limitation, the financial statements contained therein) for purposes of its acquisition of the Warrior Shares, the business prospects and leases of Warrior. Imperial acknowledges that (i) Warrior has limited financial resources and will need additional sources of capital to implement its current business plan, the availability of which is uncertain and cannot be assured, and (ii) the Warrior Shares are a highly speculative investment with a high degree of risk of loss by Imperial of its investment therein. Imperial represents and warrants that in making the decision to acquire the Warrior Shares, it has relied upon its own independent investigation of Warrior and the independent investigations by its representatives, including its own professional legal, tax and business advisors, and that Imperial and its representatives have been given the opportunity to examine all relevant documents and to ask questions of and to receive answers from Warrior, or person(s) acting on its behalf, concerning the terms and conditions of acquisition by Imperial of the Warrior Shares and any other matters concerning an investment in Warrior, and to obtain any additional information Imperial deems necessary to verify the accuracy of the information provided.

     3.10  Disclosure.  The  representations  and  warranties  contained in this
Section 3 do not contain any untrue statement of a fact or omit to state any fact necessary in order to make the statements and information contained in this
Section 3 not misleading.

4.    Survival.

      All of the representations and warranties of the parties contained in this Agreement shall expire at the Closing Date.

5.    Consents.

     Prior to Closing, the Warrior Stockholders and Imperial shall each use his or its respective reasonable efforts to obtain the consent or approval of each person whose consent or approval shall be required in order to permit the Warrior Stockholders or Imperial, as the case may be, to consummate the transaction.

6.    Conditions to Closing.


     6.01 General Conditions. The obligations of the parties to effect the Closing shall be subject to the following conditions:

          (a) The Board of Directors of Imperial shall have approved this Agreement in accordance with applicable provisions of state law.

          (b) No action, suit or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, filing or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (iii) affect adversely the right of Imperial to acquire and own the Warrior Shares, (iv) affect adversely the right of the Warrior Stockholders to acquire and own the Imperial Shares; or (v) affect adversely the right of either Imperial or Warrior to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling or charge shall be in effect).

          (c) All governmental approvals, the absence of which would have a materially adverse effect on Imperial or Warrior, respectively, on a consolidated basis, after the Closing Date, shall have been received.

     6.02 Conditions of Obligations of Imperial. The obligation of Imperial to proceed with the Closing on the Closing Date shall at all times be subject to the following conditions precedent, any of which may be waived by Imperial in writing:

          (a) (i) The representations and warranties of the Warrior Stockholders contained herein shall be true and correct in all material respects at the Closing Date with the same effect as though made at such time, and (ii) the Warrior Stockholders shall have each performed all material obligations and complied with all material covenants required by this Agreement to be performed or complied with by him or it prior to the Closing Date.

          (b) The Warrior Stockholders shall have each obtained and delivered to Imperial any consents to the transactions contemplated by this Agreement from the parties to all material contracts which require such consent.

          (c) There shall not have occurred (i) any material adverse change, since the most recent Warrior fiscal year end, in the business, properties, results of operations or financial condition of Warrior, or (ii) any loss or damage to any of the properties or assets (whether or not covered by insurance) of Warrior which will materially affect or impair the ability of Warrior to conduct the business now being conducted by Warrior.

          (d) All statutory requirements for the valid consummation by the Warrior Stockholders of the transactions contemplated by this Agreement shall have been fulfilled and all authorizations, consents and approvals of all federal, state or local governmental agencies and authorities required to be obtained in order to permit consummation by the Warrior Stockholders of the transactions contemplated by this Agreement and to permit the business presently carried on by Warrior to continue unimpaired to any material degree immediately following the Closing Date shall have been obtained. Between the date of this Agreement and the Closing Date, no governmental agency, whether federal, state or local, shall have instituted (or threatened to institute in a writing directed to the Warrior Stockholders, Warrior, Imperial or any of their subsidiaries or affiliates) an investigation which is pending at the Closing Date relating to the Closing and between the date of this Agreement and the Closing Date no action or proceeding shall have been instituted or, to the knowledge of the Warrior Stockholders, shall have been threatened by any party (public or private) before a court or other governmental body to restrain or prohibit the transactions contemplated by this Agreement or to obtain damages in respect thereof.

          (e) The Warrior Stockholders shall have each acknowledged to Imperial in writing (i) that the shares of Imperial common stock to be issued to them pursuant to the Closing will be issued without registration under the 1933 Act, or the securities laws of any state in reliance upon available exemptions from the registration requirements thereof; (ii) that all such shares of Imperial common stock will be subject to restrictions on transferability and may not be offered for sale, sold or otherwise transferred unless subsequently registered under the 1933 Act and all other applicable securities laws or unless exemptions from the registration requirements of the 1933 Act and all other applicable securities laws are available, as established to the satisfaction of Imperial, and (iii) the certificates evidencing such Imperial common stock will bear an appropriate legend evidencing the above referenced restrictions on transferability.

          (f) The Warrior  Stockholders  shall have  furnished  Imperial  with a certificate, dated the Closing Date, stating that the respective representations and warranties of the Warrior Stockholders contained in
     Section 2 are true and correct on the Closing Date in all material respects as if then made.

          (g) All papers, documents, agreements and other items required to be delivered at Closing pursuant to Section 7.03 shall be delivered at Closing.

     6.03 Conditions of Obligation of the Warrior Stockholders. The obligation of the Warrior Stockholders to proceed with the Closing on the Closing Date shall at all times be subject to the following conditions precedent, any of which may be waived by the Warrior Stockholders in writing:

          (a) Imperial shall have furnished the Warrior Stockholders with (i) certified copies of resolutions duly adopted by its Board of Directors authorizing all necessary and proper corporate action to enable Imperial to comply with terms of this Agreement and approving the execution, delivery and performance of this Agreement, including the issuance of the Imperial Shares, and (ii) an Incumbency Certificate for the appropriate officers of Imperial.

          (b) (i) the representations and warranties of Imperial herein shall be true in all material respects at the Closing Date with the same effect as though made at such time; and (ii) Imperial shall have performed all material obligations and complied with all material covenants required by this Agreement to be performed or complied with by it prior to the Closing Date.

          (c) Imperial shall have obtained and delivered to the Warrior Stockholders any consents to the transactions contemplated by this Agreement from the parties to all material contracts which require such consent.

          (d) There shall not have occurred (i) any material adverse change since the most recent Imperial fiscal year end in the business, properties, results of operations or financial condition of Imperial, or (ii) any loss or damage to any of the properties or assets (whether or not covered by insurance) of Imperial which will materially affect or impair the ability of Imperial to conduct the business now being conducted by Imperial.

          (e) All statutory requirements for the valid consummation by Imperial of the transactions contemplated by this Agreement shall have been fulfilled and all authorizations, consents and approvals of all federal, state, local and foreign governmental agencies and authorities required to be obtained in order to permit consummation by Imperial of the transactions contemplated by this Agreement shall have been obtained. Between the date of this Agreement and the Closing Date, no governmental agency, whether federal, state or local, shall have instituted (or threatened to institute in writing directed to the Warrior Stockholders, Warrior, Imperial or any of their subsidiaries or affiliates) an investigation which is pending at the Closing Date relating to the Closing and between the date of this Agreement and the Closing Date no action or proceeding shall have been instituted or, to the knowledge of Imperial shall have been threatened by any party (public or private) before a court or other governmental body to restrain or prohibit the transaction contemplated by this Agreement or to obtain the damages in respect thereof..

          (f) Imperial shall have furnished the Warrior Stockholders with a certificate, dated the Closing Date, stating that the representations and warranties of Imperial contained in Section 3 are true and correct on the Closing Date in all material respects as if then made.

          (g) All papers, documents, agreements and other items required to be delivered at Closing pursuant to Section 7.02 shall have been delivered at Closing.

7.    Actions at Closing.


     7.01 Actions at the Closing. At the Closing, Imperial and the Warrior Stockholders will each deliver, or cause to be delivered to the other, the securities to be exchanged in accordance with Section 1.01 of this Agreement, and each party shall pay any and all federal and state taxes required to be paid in connection with the issuance of delivery of their own securities. Certificates representing the Imperial Shares shall be issued and delivered as set forth on Exhibit "F" attached hereto. Certificates representing the Warrior Shares shall be duly endorsed by each of the Warrior Stockholder for transfer to Imperial or in blank, or have appropriately executed powers of attorney attached, and signatures shall be witnessed.

     7.02 Deliveries by Imperial. At Closing, Imperial will deliver to the Warrior Stockholders:

          (a) certificates for the Imperial Shares as provided by Section 7.01 hereof;

          (b) the Registration Rights Agreement in the form attached as Exhibit "A;" and

          (c) certified copies of corporate resolutions and other corporate proceedings taken by Imperial to authorize the execution, delivery and performance of this Agreement;

     7.03 Deliveries by the Warrior Stockholders. At Closing, the Warrior Stockholders shall deliver to Imperial (a) certificates for the Warrior Shares as provided by Section 7.01 hereof, and (b) the Note, executed on behalf of Warrior.

8.    Termination.


     8.01 Termination of the Agreement. The parties may terminate this Agreement as provided below:

          (a) Imperial and the Warrior Stockholders may terminate this Agreement by mutual written consent at any time prior to the Closing;

          (b) Either party may terminate this Agreement by giving written notice to the other party on or before the Closing Date if either party is not satisfied with the results of their continuing business, legal and accounting due diligence regarding each other;

          (c) The Warrior Stockholders may terminate this Agreement by giving written notice to Imperial at any time prior to the Closing (i) in the event Imperial has breached any representation, warranty or covenant contained in this Agreement in any material respect, the Warrior Stockholders has notified Imperial of the breach and the breach has continued without cure for a period of 10 days after the notice of breach, or (ii) if the Closing shall not have occurred on or before February 12, 2002, or such later date as may be agreed to in writing by the Warrior Stockholders and Imperial, by reason of the failure of any condition precedent under Section 6.01 or Section 6.03 hereof (unless the failure results primarily from the Warrior Stockholders themselves breaching any representation, warranty or covenant contained in this Agreement); and

          (d) Imperial may terminate this Agreement by giving written notice to the Warrior Stockholders at any time prior to the Closing (i) in the event the Warrior Stockholders have breached any representation, warranty or covenant contained in this Agreement in any material respect, Imperial has notified Warrior and the Warrior Stockholders of the breach and the breach has continued without cure for a period of 10 days after the notice of breach or (ii) if the Closing shall not have occurred on or before February 12, 2002, or such later date as may be agreed to in writing by the Warrior Stockholders and Imperial, by reason of the failure of any condition precedent under Section 6.01 or Section 6.02 hereof (unless the failure results primarily from Imperial itself breaching any representation, warranty or covenant contained in this Agreement).

     8.02 Effect of Termination. If either Warrior Stockholder or Imperial terminates this Agreement pursuant to Section 8.01 above, all rights and obligations of the parties hereunder shall terminate without any liability of any party to any other party.

9.    General.


     9.01 Brokers and Finders. Each Party hereto represents that no broker, agent, finder or other party has been retained by either Party, and no brokerage or finder's fees or agent's commissions or other like payment has been agreed to be paid by him or it in connection with this Agreement or on account of the transactions contemplated by this Agreement. Each Party agrees to indemnify and hold harmless the other parties from and against any and every claim arising by breach of the aforesaid representation and warranty and all costs and expenses, legal or otherwise, which any such party may incur as the result of any such claim.

     9.02 Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other parties; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable efforts to advise the other Party prior to making the disclosure.)

     9.04 Survival of Covenants, Representations and Warranties. Except as otherwise specifically provided, the covenants, representations and warranties contained herein shall expire and be terminated and extinguished at the Closing Date.

     9.05 Governing Law. This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the laws of the State of Nevada.

     9.06 Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if sent by registered mail or certified mail, postage prepaid if addressed as follows:

            If to Imperial:

                  Imperial Petroleum, Inc.
                  11600 German Pines Drive
                  Evansville, IN 47725
                  Attn: Mr. Jeffrey T. Wilson
                        President

            If to the Warrior Stockholders:

                  Warrior Resources, Inc.
                  4925 Greenville Avenue, Suite 1301
                  Dallas, TX 75206
                  Attn: Mr. John R. Bailey
                        Vice Chairman

     9.07 No Assignment. This Agreement may not be assigned by operation of law or otherwise, without the express written consent of each party hereto.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

                            IMPERIAL PETROLEUM, INC.


                                    By:
                                       ---------------------------------------
                                          Jeffrey T. Wilson, President




                                    JOHN R. BAILEY, an individual




                                    LUTHER HENDERSON, an individual

                                   Exhibit "A"

                      Form of Registration Rights Agreement

                                   [attached]

                                   Exhibit "B"



       Scheduled Date of Advance             Scheduled Advance Amount ($)
                2/20/02                                150,000
                3/15/02                                150,000
                3/15/02                                 25,000
                3/15/02                                 62,000
                3/15/02                                 25,000
                3/15/02                                 13,000
                3/15/02                                 90,000
                3/15/02                                  6,000
                3/15/02                                  8,000
                3/15/02                                  9,000
                3/15/02                                 42,000
                 4/1/02                                 72,000
                 4/1/02                                 25,000
                   *                                    68,000
                   *                                    15,000
                   *                                   500,000
                   *                                   740,000

*     Advance to be made at closing of Tender Offer.

                                   Exhibit "C"

                                  Form of Note

                                   [attached]

                                   Exhibit "D"

                         Additional Compensation Shares


 Scheduled Date Of                                          Total # Of
       Loan*           Total Amount Of Loan Due        Imperial Shares Due**

                      Henderson         Bailey                Combined


2/20/02                  $150,000     88,875             26,625       115,500
3/15/02                   430,000    254,781             76,319       331,100
4/1/02                     97,000     57,474             17,216        74,690
Closing of Tender       1,240,000    783,897            234,813     1,018,710
Offer
      Total             2,000,000  1,185,027            354,973     1,540,000



*Shares are not due and payable until 10 business days after schedule loan date, if funds are not loaned as planned.

**Proportionately reduced by any indebtedness eliminated or reduced or otherwise discharged by Imperial or Warrior.

                                   Exhibit "E"


  Name of Warrior                                               # of Imperial
    Shareholder          # of Shares        # of Options*    Shares To Be Issued
Luther Henderson         22,664,572               none           2,266,457
John R. Bailey            6,820,000          1,000,000             682,000
      Total              29,484,572          1,000,000           2,948,457



*Mr. Henderson has granted "put" rights governing an additional 6,317,149 shares to 11 individuals at a price of $0.10 per share on or about May 1, 2004.